SCHEDULE 14A
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                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

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                                        Only (as permitted by Rule 14a-6(e)(2))
|X| Definitive Proxy Statement
|_| Definitive Additional Materials
| | Soliciting Material Under Rule 14a-12

                                 MIM CORPORATION
 ------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 ------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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



                                 MIM CORPORATION
                               100 Clearbrook Road
                            Elmsford, New York 10523
                                 (914) 460-1600
                              ---------------------


                                    NOTICE OF

                         ANNUAL MEETING OF STOCKHOLDERS

                           To be Held on June 28, 2001

                              ---------------------

To Our Stockholders:

            The 2001 Annual Meeting of Stockholders of MIM Corporation, a Delaware Corporation (the "Company"), will be held at 10:00 a.m., local time, on June 28, 2001 at the Westchester Marriott Hotel, 670 White Plains Road, Tarrytown, New York 10591, for the following purposes:

     1. To elect seven (7) Directors to the Board of Directors of the Company, each to hold office for a term of one (1) year or until their respective successors shall have been duly elected and qualified;

     2. To approve and ratify the adoption of the MIM Corporation 2001 Incentive Stock Plan;

     3. To ratify the appointment of Arthur Andersen LLP as the Company's independent accountants for the Company's current fiscal year; and

     4. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

         The Board of Directors has fixed the close of business on Friday, May 18, 2001 as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the meeting and any adjournments or postponements thereof (together with any such adjournments or postponements, the "Meeting"). All stockholders of the Company are cordially invited to attend the Meeting in person. However, whether or not you plan to attend, please promptly sign, date and mail the enclosed proxy card in the enclosed return envelope, which requires no postage if mailed in the United States. Alternatively, you may vote electronically via the Internet or telephone as described in greater detail in the Proxy Statement. Returning your proxy card does not deprive you of your right to attend the Meeting and vote your shares in person.


                                            By order of the Board of Directors,

                                           /s/ Barry A. Posner

Elmsford, New York                          Barry A. Posner
May 25, 2001                                Vice President, Secretary and
                                            General Counsel


Even though you may plan to attend the Meeting in person, please vote by telephone or the Internet, or complete and execute the enclosed proxy card and mail it promptly. A return envelope (which requires no postage if mailed in the United States) is enclosed for your convenience. Telephone and Internet voting information is provided on your proxy card. Should you attend the Meeting in person, you may revoke your Proxy and vote in person.

                                 MIM CORPORATION
                               100 Clearbrook Road
                            Elmsford, New York 10523
                                 (914) 460-1600

                              ---------------------

                                 PROXY STATEMENT
                              ---------------------


         This proxy statement (this "Proxy Statement"), which is being sent to stockholders of MIM Corporation, a Delaware corporation (the "Company"), on or about May 25, 2001 is furnished in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board of Directors") for use at the 2001 Annual Meeting of Stockholders (the "Meeting") to be held on June 28, 2001 at 10:00 a.m., local time, at the Westchester Marriott Hotel, 670 White Plains Road, Tarrytown, New York 10591, and at any adjournments or postponements thereof.

         Instead of submitting your proxy with the paper proxy card, you may be able to vote electronically by telephone or via the Internet. If you vote by telephone or Internet, it is not necessary to return your proxy card. See "Voting Via the Internet or By Telephone" on page 24 of this Proxy Statement, or the instructions on the proxy card, for further details. Please note that there are separate Internet and telephone voting arrangements depending upon whether your shares are registered in your name or in the name of a broker or bank.


Proposals; Record Date

         At the Meeting, the Company's stockholders will be asked:

          1. To elect seven (7) Directors to the Board of Directors, each to hold office for a term of one (1) year or until their respective successors shall have been duly elected and qualified;

          2. To approve and ratify the adoption of the MIM Corporation 2001 Incentive Stock Plan;

          3. To ratify the appointment of Arthur Andersen LLP as the Company's independent accountants for the Company's current fiscal year; and

          4. To transact such other business as may properly come before the Meeting and any adjournments or postponements thereof.


         At the close of business on May 18, 2001, the record date (the "Record Date") set by the Board of Directors for the determination of stockholders entitled to receive notice of, and to vote at the Meeting, there were issued and outstanding an aggregate of 20,431,620 shares of Company common stock, par value $0.0001 per share (the "Common Stock"), which constitute the only outstanding securities of the Company entitled to vote at the Meeting. On the Record Date, the outstanding shares of Common Stock (the "Shares") were held by approximately 126 holders of record in addition to approximately 2,602 stockholders whose Shares were held in nominee name.


Voting


         Each holder of Common Stock on the Record Date (each, a "Stockholder") is entitled to cast one vote per Share at the Meeting on each matter properly brought before the Meeting, exercisable in person or by properly executed proxy (each, a "Proxy"). The presence, in person or by Proxy, of the holders of Shares entitled to cast a majority of the votes of all outstanding Shares entitled to vote will constitute a quorum at the Meeting. A Stockholder who abstains from a vote by registering an abstention vote will be deemed present at the Meeting for quorum purposes, but such abstention will have the same effect as a vote against the particular matter under consideration. In the event a nominee holding Shares for beneficial owners votes on certain matters pursuant to discretionary authority or instructions from a beneficial owner, but with respect to one or more other matters does not receive instructions from beneficial owners and does not exercise discretionary authority (a so-called "non-vote"), the Shares held by the nominee will be deemed present at the Meeting for quorum purposes but will be disregarded. Thus, on the proposal to elect directors, which requires the vote of a plurality of the Shares present in person or represented by proxy and entitled to vote on the election of directors, abstentions and non-votes will have no effect. However, (i) the approval and ratification of the MIM
Corporation 2001 Incentive Stock Plan and (ii) the ratification of the appointment of Arthur Andersen LLP as independent accountants for the Company for 2001 each requires the affirmative vote of the holders of a majority of the Shares having voting power on such matters present, in person or by proxy, and entitled to vote at the Meeting. Accordingly, abstentions will have the same effect as votes against these matters, while non-votes will be disregarded and have no effect on the outcome of these matters.


Proxies


         A Proxy, in the accompanying form, which is properly executed and duly returned to the Company, or a Proxy which is submitted electronically via the Internet or by telephone, and which Proxy is not revoked or superceded, will be voted in accordance with the instructions contained therein and, in the absence of specific instructions, will be voted as follows: (i) for the nominees for director named in this Proxy Statement; (ii) for the adoption and ratification of the MIM Corporation 2001 Incentive Stock Plan; (iii) for ratification of the appointment of Arthur Andersen LLP as independent accountants for the Company for 2001; and (vi) in accordance with the judgment of the person or persons voting the Proxies on any other matter that may properly be brought before the Meeting and any adjournments or postponements thereof. Each such Proxy granted may be revoked at any time thereafter by writing to the Secretary of the Company prior to the Meeting, by executing and delivering a subsequent Proxy or by attending the Meeting and voting in person at the Meeting, except as to any matter or matters properly brought before the Meeting and upon which, prior to such revocation, a vote will have been cast pursuant to the authority conferred by such Proxy. Those voting via the Internet or by telephone may also revoke their Proxy by attending the Meeting or by voting again, at a later time, via the Internet, by telephone, or by submitting the Proxy in accordance with the instructions thereon.

Other Matters; Adjournments

         The Board of Directors is not currently aware of any business to be acted upon at the Meeting other than as described in this Proxy Statement. If other matters are properly brought before the Meeting or any adjournments or postponements thereof, the persons appointed as proxies will, to the extent permitted by the applicable rules and regulations of the United States Securities and Exchange Commission (the "Commission"), have discretion to vote or act thereon according to their judgment. Adjournments may be made for the purpose of, among other things, soliciting additional proxies. Any adjournment may be made from time to time by approval of the holders of a majority of the Shares present in person or by proxy at the Meeting (whether or not a quorum exists) without further notice other than by an announcement made at the Meeting. The Company does not currently intend to seek an adjournment of the Meeting.


                                   PROPOSAL 1.

                              ELECTION OF DIRECTORS


         The By-Laws of the Company provide that the number of directors shall be such number, currently seven (7), as shall be designated from time to time by resolution of the Board of Directors. Each director shall hold office for a term of one (1) year or until his successor is elected at the Company's next annual meeting of Stockholders and duly qualified, or until his earlier death, resignation or removal. The Board of Directors has nominated and recommends the election of Richard H. Friedman, Richard A. Cirillo, Esq., Dr. Louis DiFazio, Harold Ford, Michael Kooper, Dr. Louis A. Luzzi and Ronald K. Shelp, all of whom, with the exception of Harold Ford, currently serve as directors of the Company.

         Although the Board of Directors has no reason to believe that any of the nominees will be unable to serve, if such event should occur, Proxies will be voted (unless marked to the contrary) for such person or persons, if any, as shall be recommended by the Board of Directors. However, Proxies will not be voted for the election of more than seven directors.

         The following table sets forth, as of May 22, 2001, certain information with respect to each nominee for director, including biographical data for at least the last five years:



Name                                    Age       Position
----                                    ---       --------

Richard H. Friedman                     50        Chairman of the Board
                                                  and Chief Executive Officer

Richard A. Cirillo, Esq.                50        Director

Louis DiFazio, Ph.D.                    63        Director

Harold Ford                             56        Nominee for Director

Michael Kooper                          65        Director

Louis A. Luzzi, Ph.D.                   69        Director

Ronald K. Shelp                         59        Director


         Richard H. Friedman is currently the Chairman and Chief Executive Officer of the Company. He joined the Company in April 1996 and was elected a director of the Company and appointed Chief Financial Officer and Chief Operating Officer in May 1996. He served as Chief Operating Officer and Chief Financial Officer until April 1998. Mr. Friedman also served as the Company's Treasurer from April 1996 until February 1998.


         Richard A. Cirillo, Esq. has served as a director of the Company since April 1998. Since June 21, 1999, Mr. Cirillo has been a partner of the law firm of King & Spalding. From 1983 until June 1999, Mr. Cirillo was a member of the law firm of Rogers & Wells LLP, with which he had been associated since 1975. Since Mr. Cirillo joined King & Spalding, that firm has served as the Company's outside general counsel. Prior to that time, Rogers & Wells LLP had served in such capacity.

         Louis DiFazio, Ph.D. has served as a director of the Company since May 1998. From 1990 through March 1997, Dr. DiFazio served as President of Technical Operations for the Pharmaceutical Group of Bristol-Myers Squibb and from March 1997 until his retirement in June 1998 served as Group Senior Vice President. Dr. DiFazio also serves as a member of the Board of Trustees of Rutgers University and the University of Rhode Island. Dr. DiFazio received his B.S. in Pharmacy at Rutgers University and his Ph.D. in Pharmaceutical Chemistry from the University of Rhode Island.

         Harold Ford serves as President of Harold Ford and Company, a consulting and federal and state lobbying firm which specializes in advising business clients on regulatory, legislative and business related matters. Prior to founding Harold Ford and Company in early 1997, Mr. Ford served as a Congressman in the United States House of Representatives for 22 years representing the 9th District of Tennessee.

         Martin ("Michael") Kooper has served as a director of the Company since April 1998. Mr. Kooper has served as the President of The Kooper Group since December 1997, a successor to Michael Kooper Enterprises, an insurance and risk management consultant firm. From 1980 through December 1997, Mr. Kooper served as President of Michael Kooper Enterprises.

         Louis A. Luzzi, Ph.D. has served as a director of the Company since July 1996. Dr. Luzzi is the Dean of Pharmacy and Provost for Health Science Affairs of the University of Rhode Island College of Pharmacy. He has been a Professor of Pharmacy at the University of Rhode Island since 1981.

         Ronald K. Shelp has served as a director of the Company since July 2000. Since June 1999, Mr. Shelp has been affiliated with b2bstreet.com, a business-to-business auction site for small businesses, and currently serves as its President and Chief Executive Officer. From 1996 to 1999, Mr. Shelp served as Chairman of Kent Global Strategies, a consulting firm specializing in communications, marketing for businesses and not-for-profit organizations, and domestic and international business transactions.

Information Concerning Meetings and Certain Committees


         The Company has standing Audit, Nominating and Compensation Committees of the Board of Directors. The Audit Committee, currently comprised of Messrs. Cirillo and Shelp and Dr. DiFazio, makes recommendations to the Board of Directors regarding the selection of independent auditors, reviews the results and scope of the audit and other services provided by the Company's independent accountants, reviews and evaluates the Company's internal accounting controls and performs such other functions as directed by the Board of Directors. The Compensation Committee, currently comprised of Mr. Cirillo and Drs. DiFazio and Louis A. Luzzi, administers the Company's Amended and Restated 1996 Stock Incentive Plan and the Company's 1996 Non-Employee Directors Stock Option Plan (the "Directors Plan"), makes recommendations to the Board of Directors concerning executive compensation matters and performs such other duties as from time to time are designated by the Board of Directors. The Nominating Committee, currently comprised of Dr. DiFazio, Mr. Kooper and Dr. Luzzi, makes recommendations from time to time, on the selection of nominees for directors. The Nominating Committee will consider nominees recommended from time to time by Stockholders who comply with the procedures set forth in the Company's Bylaws. See "Stockholder Proposals" on page 24 of this Proxy Statement.

         During 2000, the Board of Directors held four meetings and acted by unanimous written consent six times, the Audit Committee held two meetings. The Nominating Committee did not meet in 2000, but held two meetings in May 2001 to discuss the nomination of Harold Ford and the six incumbent directors and recommended the nomination of Mr. Ford and the six incumbent directors to the entire Board of Directors. The Board of Directors, based on the recommendation of the Nominating Committee, approved the nomination of Mr. Ford and the six incumbent directors for election by the Stockholders at the Meeting. Each director attended more than 75% of the meetings of the Board of Directors and all applicable committee meetings during the period that such director served as a director in 2000.


Report of the Audit Committee

         The Company's Audit Committee of (the "Audit Committee") is comprised of three directors who meet the independence requirements of Rule 4200(a)(14) of the National Association of Securities Dealers ("NASD") listing standards. Since June 6, 2000, the Committee has operated under a Charter adopted by the Board of Directors which is attached to this Proxy Statement as Exhibit A.


         The Audit Committee submits the following report that was presented on March 14, 2001 to the Board of Directors under Regulation S-K promulgated by the
Commission:

      "We have reviewed and discussed with management the Company's audited and consolidated financial statements of the Company for the year ended December 31, 2000.

      We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

      We have received and reviewed the written disclosures from the independent auditors required by Independent Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and have discussed with auditors the auditors' independence.

      Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.


                     Richard A. Cirillo, Chairman
                     Louis DiFazio, Ph.D.
                     Ronald K. Shelp"


Compensation of Directors


         Directors who are not officers or employees of the Company ("Outside Directors") receive fees of $1,500 per month and $500 per meeting of the Board of Directors and any committee thereof and are reimbursed for expenses incurred in connection with attending such meetings. In addition, upon being elected to the Board of Directors, each Outside Director automatically receives non-qualified stock options to purchase 20,000 shares of the Common Stock under the Directors Plan. Directors who are also officers of the Company are not paid any director fees or granted any options under the Directors Plan.

         The exercise price of options granted to a new director under the Directors Plan is equal to the fair market value of Common Stock on the date of grant. Options granted under the Directors Plan vest over three years, in three equal annual installments following the anniversary dates of the grant date. The Company has reserved 300,000 shares of Common Stock for issuance under the Directors Plan. Through May 22, 2001, options to purchase 20,000 shares have been granted under the Directors Plan to Dr. Luzzi at an exercise price of $13 per share, options to purchase 20,000 shares have been granted to Mr. Cirillo at an exercise price of $4.35 per share, options to purchase 20,000 shares have been granted to each of Mr. Kooper and Dr. DiFazio at an exercise price of $4.6875 per share and options to purchase 20,000 shares have been granted to Mr. Shelp at an exercise price of $2.13 per share.


Vote Required and Recommendation of the Board of Directors

         If a quorum is present and voting, the seven nominees receiving the highest number of votes duly cast at the Meeting will be elected.


       THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH OF
                           THE ABOVE-NAMED NOMINEES.


                                   PROPOSAL 2.

   APPROVAL AND RATIFICATION OF THE MIM CORPORATION 2001 INCENTIVE STOCK PLAN

         The Board of Directors has adopted and unanimously recommends that the Stockholders approve the Company's 2001 Incentive Stock Plan (the "2001 Plan"), covering the issuance of 950,000 shares of Common Stock.

         The 2001 Plan will be approved upon receiving the affirmative vote of holders of a majority of the Shares voting at the Meeting. Proxies will be voted in accordance with the specifications marked thereon, and, if no specification is made, will be voted "FOR" approval of the 2001 Plan.

         The primary purpose of the 2001 Plan is to (i) attract and retain key employees, (ii) provide an incentive to key employees and (iii) to provide key employees with a stake in the future of the Company which corresponds to the stake of each of the Company's Stockholders. The Company's 1996 Incentive Stock Option Plan, as amended (the "1996 Plan"), which was previously approved by Stockholders of the Company has an insufficient number of shares remaining available for grant under it for the Company to successfully achieve the three goals stated above on a long term basis. The Company intends to continue to issue grants under the 1996 Plan until and to the extent that shares of Common Stock under the 1996 Plan remain available for grant.

         The following discussion summarizes the material terms of the 2001 Plan. This discussion does not comport to be complete and is qualified in its entirety by reference to the 2001 Plan, a copy of which is attached to this proxy statement as Exhibit B.

Administration


         The 2001 Plan will be administered by a committee of two or more members of the Company's Board of Directors (the "Committee"). Each director, while serving as a member of the Committee, must satisfy the requirements for a "non-employee director" under Rule 16(b)-(3) of the Securities Exchange Act of 1934 (the "Exchange Act") and an "outside director " under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). All grants under the 2001 Plan will be evidenced by a certificate that will incorporate such terms and conditions, as the Committee deems necessary or appropriate.


Coverage Eligibility and Annual Grant Limits

         The 2001 Plan will provide for the issuance of stock options ("Options") to key employees, for the issuance of stock appreciation rights ("SAR") to key employees and for the making of stock grants ("Stock Grants") to key employees and for the issuance of performance units to key employees ("Performance Units"). A key employee will be any employee of the Company or any subsidiary, parent or affiliate of the Company designated by the Committee who, in the judgment of the Committee, acting in its absolute discretion, is a key directly or indirectly to the success of the Company. The Company estimates that there currently are approximately 25 such key employees. No key employee in any calendar year may be granted an Option to purchase more than 350,000 shares of Common Stock, an SAR with respect to more than 350,000 shares of Common Stock, Stock Grants for more than 150,000 shares of Common Stock, or any combination of such awards covering, in the aggregate, 500,000 shares of Common Stock.


Shares Reserved for Issuance Under Plan

         There shall be 950,000 new shares of Common Stock reserved for issuance under the 2001 Plan. These shares shall be reserved to the extent that the Company deems appropriate from authorized but unissued shares of Common Stock and from shares of Common Stock that have been reacquired by the Company.

         Any shares of Common Stock subject to an Option or Stock Grant that remain unissued after the cancellation, expiration or exchange of such Option or Stock Grant, or that are forfeited after issuance, and any shares of Common Stock subject to a SAR that remain unissued after the cancellation or expiration of such SAR will again be available for issuance under the 2001 Plan.


Options

         Under the 2001 Plan, either incentive stock options ("ISOs"), which are intended to qualify for special tax treatment under Code Section 422 may be granted to key employees of the Company or a subsidiary or parent of the Company. Non-qualified incentive stock options ("Non-ISOs") may be granted to any key employees. Each Option granted under the 2001 Plan entitles the holder thereof to purchase the number of shares of Common Stock specified in the grant at the exercise price specified in the related stock option certificate. At the discretion of the Committee, the stock option certificate can provide for payment of the exercise price either in cash, by check, or in Common Stock which has been held for at least 6 months and is acceptable to the Committee or in any combination of cash, check and such Common Stock. The exercise price in addition may be paid through any cashless exercise procedure which is acceptable to the Committee or its delegate and which is facilitated through a sale of Common Stock. The terms and conditions of each Option granted under the 2001 Plan will be determined by the Committee, but no Option will be granted at an exercise price which is less than the fair market value of the Common Stock as determined on the grant date in accordance with the 2001 Plan. In addition, if the Option is an ISO that is granted to a 10% shareholder of the Company, the Option exercise price will be no less than 110% of the fair market value of the shares of Common Stock on the grant date. No Option may be exercisable more than 10 years from the grant date, or, if the Option is an ISO granted to a 10% shareholder of the Company, it may not be exercisable more than five years from the grant date. Moreover, no key employee may be granted ISOs which are first exercisable in any calendar year for stock having an aggregate fair market value (determined as of the date the ISO was granted) that exceeds $100,000. The Committee as part of an Option grant may in its discretion provide for an Option reload feature whereby a key employee will receive an automatic grant of an additional Option as of the date the key employee exercises the original Option if the key employee uses Common Stock to pay all or a part of the option exercise price or uses Common Stock to satisfy all or part of any related tax withholding requirement. Options, once issued, may not be repriced without first obtaining the approval of the Stockholders of the Company.


Stock Appreciation Rights


         SARs may be granted by the Committee to key employees under the 2001 Plan, either as part of an Option or as stand-alone SARs. The terms and conditions for an SAR granted as part of an Option will be set forth in the related stock option certificate while the terms and conditions of a stand-alone SAR will be set forth in a related SAR certificate. SARs entitle the holder to receive an amount (in cash, Common Stock, or a combination of cash and Common Stock) equal to the excess of the fair market value of one share of Common Stock as of the date such right is exercised over the initial stock price specified in the stock option or SAR certificate (the "SAR Value"), multiplied by the number of shares of Common Stock in respect of which the SAR is being exercised. The SAR Value for an SAR will be no less than the fair market value of share of a Common Stock as determined on the grant date in accordance with the 2001 Plan.


Stock Grants


         A Stock Grant may be made by the Committee to key employees under the 2001 Plan. The terms and conditions for a Stock Grant made will be set forth in the related stock grant certificate and will be determined by the Committee, acting in its sole discretion. The Committee may make the issuance of Common Stock under a Stock Grant subject to the satisfaction of one or more employment, performance, purchase or other conditions and may make the forfeiture of Common Stock issued pursuant to such a grant subject to similar conditions. The Committee may, at the time a Stock Grant is made, prescribe corporate, divisional, and/or individual performance goals, applicable to all or any portion of the shares subject to the Stock Grant. Performance goals may be based on achieving a certain level of total revenue, earnings, earnings per share or return on equity of the Company and its subsidiaries and affiliates, or on the extent of changes in such criteria. Upon the satisfaction of any applicable forfeiture conditions and performance goals, the Shares underlying the Stock Grant will be transferred to the key employee.


Performance Units

         Performance Units may be granted to key employees under the 2001 Plan. The terms and conditions for the Performance Units, including the performance goals, the performance period and a value for each Performance Unit (or a formula for determining such value), shall be established by the Committee acting in its sole discretion and shall be set forth in a written agreement covering such Performance Units. The Committee shall specify corporate, division and/or individual performance goals which the key employee must satisfy in order to receive payment for such Performance Unit. Performance goals may be based on achieving a certain level of total revenue, earnings, earnings per share or return on equity of the Company and its subsidiaries and affiliates, or on the extent of changes in such criteria. Different performance goals may be established for different Performance Units, and a key employee may be granted more than one award of Performance Units at the same time. If the performance goals are satisfied, the Company shall pay the key employee an amount in cash equal to the value of each Performance Unit at the time of payment. In no event shall a key employee receive an amount in excess of $1,000,000 in respect of Performance Units for any given year.

Non-Transferability

         No Option, Stock Grant, SAR or Performance Unit will (absent the Committee's consent) be transferable by a key employee other than by will or the laws of descent and distribution, and any Option, Stock Grant, SAR or Performance Unit will (absent the Committee's consent) be exercisable during a key employee's lifetime only by the key employee.

Amendments to the 2001 Plan

         The 2001 Plan may be amended by the Board to the extent that it deems necessary or appropriate (but any amendment relating to ISOs will be made subject to the limitations of Code Section 422), and the 2001 Plan may be terminated by the Board at any time. The Board may not unilaterally modify, amend or cancel any Option, Stock Grant, SAR or Performance Unit previously granted without the consent of the holder of such Option, Stock Grant, SAR or Performance Unit, unless there is a dissolution or liquidation of the Company or in connection with certain corporate transactions.


Adjustment of Shares

         The number, kind, or class of shares of Common Stock reserved for issuance under the 2001 Plan, the annual grant caps, the number, kind or class of shares of Common Stock subject to Options, Stock Grants or SARs granted under the 2001 Plan and the exercise price of Options and the SAR Value of SARs granted shall be adjusted by the Committee in an equitable manner to reflect any change in the capitalization of the Company.


Mergers

         The Committee as part of any transaction described in Code Section 424(a) shall have the right to adjust (in any manner which the Committee in its discretion deems consistent with Code Section 424(a)) the number, kind or class of shares of Common Stock reserved for issuance under the 2001 Plan, the annual grant caps, and the number, kind or class of shares of Common Stock subject to Option and SAR grants and Stock Grants previously made under the 2001 Plan and the related exercise price of the Options and the Value of the SARs and, further, shall have the right to make (in any manner which the Committee in its discretion deems consistent with Code Section 424(a)) Option and SAR grants and Stock Grants to effect the assumption of, or the substitution for, option, stock appreciation right and stock grants previously made by any other corporation to the extent that such transaction calls for the substitution or assumption of such grants.


Change in Control

         If there is a change in control of the Company, (i) any conditions to the exercise of outstanding Options and SARs and any condition applicable to Stock Grants and Performance Units made under the 2001 Plan shall be deemed satisfied in full and (ii) each then outstanding Option, Stock Grant, SAR grant and Performance Unit grant may be canceled unilaterally by the Board of Directors immediately before the date of the change in control of the Company if the Board of Directors provides each key employee a reasonable period (not less than 30 days) to exercise his or her Options and SARs and to take such other action as necessary or appropriate to receive Common Stock subject to any Stock Grants or cash subject to any Performance Unit.


Loans

         If approved by the Committee, the Company may lend money to, or guarantee loans by, a third party to any key employee to finance the exercise of any Option granted under the 2001 Plan or the purchase of any Common Stock subject to Stock Grants.

Federal Income Tax Consequences

         The rules concerning the federal income tax consequences with respect to grants made pursuant to the 2001 Plan are technical, and reasonable persons may differ on the proper interpretation of such rules. Moreover, the applicable statutory and regulatory provisions are subject to change, as are their interpretations and applications, which may vary in individual circumstances. Therefore, the following discussion is designed to provide only a brief, general summary description of the federal income tax consequences associated with such grants, based on a good faith interpretation of the current federal income tax laws, regulations (including certain proposed regulations) and judicial and administrative interpretations. The following discussion does not set forth (i) any federal tax consequences other than income tax consequences or (ii) any state, local or foreign tax consequences that may apply.

         ISOs. In general, a key employee will not recognize taxable income upon the grant or the exercise of an ISO. For purposes of the alternative minimum tax, however, the key employee will be required to treat an amount equal to the difference between the fair market value of the Common Stock on the date of exercise over the option exercise price as an item of adjustment in computing the key employee's alternative minimum taxable income. If the key employee does not dispose of the Common Stock received pursuant to the exercise of the ISO within either (i) two years after the date of the grant of the ISO or (ii) one year after the date of the exercise of the ISO, a subsequent disposition of the Common Stock generally will result in long-term capital gain or loss to such individual with respect to the difference between the amount realized on the disposition and exercise price. The Company will not be entitled to any federal income tax deduction as a result of such disposition. In addition, the Company normally will not be entitled to take a federal income tax deduction at either the grant or the exercise of an ISO.

         If the key employee disposes of the Common Stock acquired upon exercise of the ISO within either of the above-mentioned time periods, then in the year of such disposition, such individual generally will recognize ordinary income, and the Company will be entitled to a federal income tax deduction (provided the Company satisfies applicable federal income tax reporting requirements), in an amount equal to the lesser of (i) the excess of the fair market value of the Common Stock on the date of exercise over the option exercise price or (ii) the amount realized upon disposition of the Common Stock over the exercise price. Any gain in excess of such amount recognized by the key employee as ordinary income would be taxed to such individual as short-term or long-term capital gain (depending on the applicable holding period).

         Non-ISOs. A key employee will not recognize any taxable income upon the grant of a Non-ISO, and the Company will not be entitled to take an income tax deduction at the time of such grant. Upon the exercise of a Non-ISO, the key employee generally will recognize ordinary income and the Company will be entitled to a federal income tax deduction (provided the Company satisfies applicable federal income tax reporting requirements) in an amount equal to the excess of the fair market value of the Common Stock on the date of exercise over the option exercise price. Upon a subsequent sale of the Common Stock by the key employee, such individual will recognize short-term or long-term capital gain or loss (depending on the applicable holding period).

         SARs. A key employee will recognize ordinary income for federal income tax purposes upon the exercise of a SAR under the 2001 Plan for cash, Common Stock or a combination of cash and Common Stock, and the amount of income that the key employee will recognize will depend on the amount of cash, if any, and the fair market value of the Common Stock, if any, that the key employee receives as a result of such exercise. The Company generally will be entitled to a federal income tax deduction in an amount equal to the ordinary income recognized by the key employee in the same taxable year in which the key employee recognizes such income, if the Company satisfies applicable federal income tax reporting requirements.

         Stock Grants. A key employee generally will recognize ordinary income for federal income tax purposes when his interest in a Stock Grant is no longer subject to a substantial risk of forfeiture. Such income will equal the excess of the then fair market value of the Common Stock subject to such Stock Grant over the purchase price, if any, paid for such stock. The Company generally will be entitled to a federal income tax deduction in an amount equal to the ordinary income recognized by the key employee in the same taxable year in which the key employee recognizes such income, if the Company satisfies the applicable federal income tax reporting requirements.

         Performance Units. A key employee generally will not recognize income for federal income tax purposes upon the grant of a Performance Unit. Upon payment of cash with respect to such Performance Unit, the key employee generally will recognize as ordinary income an amount equal to the amount of cash received. The Company generally will be entitled to a federal income tax deduction in an amount equal to the ordinary income recognized by the key employee in the same taxable year in which the key employee recognizes such income.


Vote Required and Recommendation at the Board of Directors

         The affirmative vote of the holders of a majority of the votes cast, in person or by Proxy, is required to approve the MIM Corporation 2001 Stock Incentive Plan.


                     THE BOARD OF DIRECTORS RECOMMENDS THAT
                   STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE
                   MIM CORPORATION 2001 STOCK INCENTIVE PLAN.

                                   PROPOSAL 3.

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS


         The firm of Arthur Andersen LLP served as the Company's independent accountants for the year ended December 31, 2000. The Board of Directors has appointed, subject to stockholder ratification, Arthur Andersen LLP to act in that capacity for the year ending December 31, 2001. A representative of Arthur Andersen LLP is expected to be present at the Meeting with the opportunity to make a statement if he or she desires to do so and to be available to respond to appropriate questions from Stockholders.


Audit Fees

         Arthur Andersen LLP billed the Company $249,000 in the aggregate for professional services rendered for the audit of the Company's annual financial statements for 2000 and the reviews of the financial statements included in the Company's Forms 10-Q for 2000.

Financial Information Systems Design and Implementation Fees

         During 2000, Arthur Andersen LLP did not provide the Company with any professional services relating to financial information systems design or implementation.

All Other Fees

         Arthur Andersen LLP billed the Company $103,800 in the aggregate for services rendered by it, other than the audit related services discussed above, for 2000.

         The Audit Committee has considered whether the provision of the services other than the audit and financial review services is compatible with maintaining Arthur Andersen LLP's independence.


Vote Required and Recommendation of the Board of Directors

         The affirmative vote of the holders of a majority of the votes cast, in person or by Proxy, is required to ratify the appointment of Arthur Andersen LLP as the Company's independent accountants.

              THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
    FOR THE RATIFICATION OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT
               ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 2001.


                                  OTHER MATTERS


         The Board of Directors knows of no matters to be presented for action at the Meeting other than those set forth in this Proxy Statement and the attached Notice of Meeting. However, if any other matters should properly come before the Meeting or any adjournments or postponements thereof, the Proxies solicited hereby will be voted on such other matters, to the extent permitted by the applicable rules of the Commission, in accordance with the judgment of the persons voting such Proxies.


                             ADDITIONAL INFORMATION

Executive Officers


The following table sets forth, as of May 18, 2001, certain information with respect to each current executive officer of the Company who is not also a director of the Company. See Proposal 1 above for information regarding Mr. Friedman, the Chairman and Chief Executive Officer, who is also a director.


     Name               Age                                     Position
     ----               ---                                     --------

Barry A. Posner         37             Vice President,  Secretary and General  Counsel.  Mr. Posner
                                       joined the Company in March 1997 as General  Counsel and was appointed as Secretary of the Company at that time. On April
                                       16, 1998,  Mr.  Posner was appointed  Vice  President of the
                                       Company.  From September 1990 through March 1997, Mr. Posner was associated  with the Stamford,  Connecticut  law firm of
                                       Finn Dixon & Herling LLP, where he practiced  corporate law, specializing  in the areas of mergers and  acquisitions  and securities law, and commercial real estate law.



Recie Bomar             53             President of Sales and Marketing of MIM Health  Plans,  Inc.
                                       Mr. Bomar joined the Company in March 1999 as Vice President of Sales and Marketing of MIM Health Plans, Inc. In February
                                       2000,  Mr.  Bomar was  promoted  to  President  of Sales and
                                       Marketing  of MIM  Health  Plans,  Inc.  From  1997  through
                                       February 1999, Mr. Bomar was a Vice President of PharmaCare,
                                       a subsidiary  of CVS  Corporation.  Mr. Bomar was a National
                                       Director of Sales & Services for RX Connections from 1996 to
                                       1997.

Bruce Blake             38             President of American Disease Management Associates,  LLC, a
                                       wholly owned subsidiary of the Company (`ADIMA").  Mr. Blake has been affiliated with the Company since August 2000, when the Company  acquired ADIMA.  Mr. Blake currently  serves as
                                       President  of  ADIMA,  a  position  that he has  held  since
                                       February 1996.

Russel J. Corvese       39             Chief   Information   Officer;   Senior  Vice  President  of
                                       MIMRx.com,  Inc.  On  February  1,  2000,  Mr.  Corvese  was
                                       appointed to his current  position . Mr.  Corvese  served as
                                       Vice President of Operations and Chief  Information  Officer
                                       of MIM Health Plans, Inc. from November 27, 1997 to February
                                       1, 2000.  From  November  1996 through  November  1997,  Mr.
                                       Corvese held the position of Executive Director,  Management
                                       Information   Systems  of  MIM  Health  Plans,  Inc.



                                      -11-


                                       From May 1994 to November  1996,  Mr.  Corvese  held various positions with MIM Health Plans, Inc.

Rita M. Marcoux         40             Senior  Vice  President-Pharmacy  Operations  of MIM  Health
                                       Plans,  Inc.  Ms.  Marcoux has served the Company in various capacities  since 1994. On February 1, 2000, Ms. Marcoux was promoted to her current  position.  Prior to that promotion,
                                       Ms.  Marcoux  had  served  as  Vice  President  of  Clinical
                                       Operations of MIM Health Plans,  Inc. since 1997.  From 1996 to 1997,  she  served  as  Executive  Director  of  Business
                                       Operations   and,   from  1994  to  1996,   as  Director  of
                                       Contracting, both with of MIM Health Plans, Inc.

         Executive officers are appointed by, and serve at the pleasure of, the Board of Directors, subject to the terms of their respective employment agreements with the Company, which among other things, provide for each of them to serve in the executive positions listed above. See "Employment Agreements" below.

Common Stock Ownership by Certain Beneficial Owners and Management


         Except as otherwise set forth below, the table on the facing page lists, to the Company's knowledge, as of May 20, 2001, the beneficial ownership of the Company's Common Stock by (1) each of the Company's Named Executive Officers, including the former President and Chief Operating Officer (Mr. Yablon) and former Chief Financial Officer (Mr. Sitar); (2) each of the Company's directors; (3) each person or entity known to the Company to own beneficially five percent (5%) or more of the Company's Common Stock; and (4) all current directors and executive officers of the Company as a group. Such information is based upon information provided by such persons to the Company and filings made with the Commission by such persons:


   Name of Beneficial Owner               Address             Number of Shares Beneficially Owned Percent of Class
------------------------------------------------------------------------------------------------------------------
Richard H. Friedman            100 Clearbrook Road                          1,583,334 (3)         7.7%
                               Elmsford, NY  10523

Barry A. Posner                100 Clearbrook Road                            229,266 (4)         1.1%
                               Elmsford, NY  10523

Recie Bomar                    100 Clearbrook Road                             75,000 (5)           *
                               Elmsford, NY  10523

Russel J. Corvese              100 Clearbrook Road                             23,617 (6)           *
                               Elmsford, NY  10523

Richard A. Cirillo             c/o King & Spalding                             20,000 (7)           *
                               1185 Avenue of the Americas
                               New York, NY  10036

Louis DiFazio, Ph.D.           Unit 1102/Le Parc                               22,500 (8)           *
                               4951 Gulfshore Boulevard North
                               Naples, FL  34103

Michael Kooper                 770 Lexington Avenue                            20,000 (9)           *
                               New York, NY  10021

Louis A. Luzzi, Ph.D.          University of Rhode Island                      21,800 (10)          *
                               College of Pharmacy
                               Forgerty Hall
                               Kingston, RI  02881

Ronald K. Shelp                5 East 16th Street, 8th Floor                    6,666 (11)          *
                               New York, NY  10003

Scott R. Yablon                6 Palmer Place                               1,000,000 (12)        4.7%
                               Armonk, NY  10504

Edward J. Sitar                7 Thunderhead Pl.                               34,833 (13)          *
                               Mahwah NJ   07430

Livingston Group LLC           16 East Willow Avenue                        2,697,947 (14)        13.2%
                               Towson, MD  21286

John Chay                      2200 Pine Hill Farms Lane                    1,348,974 (15)        6.6%
                               Cockeysville, MD  21030

E. David Corvese               839 E. Ministerial Road                      1,662,106             8.1%
                               Wakefield, RI  02879

All Directors and Executive Officers as a group                             2,606,222 (16)        12.5%
(11 persons)

Notes to Beneficial Ownership Table
---------------------
* Less than 1%.

(1) The inclusion herein of any shares as beneficially owned does not constitute an admission of beneficial ownership of those shares. Except as otherwise indicated, each person has sole voting power and sole investment power with respect to all shares beneficially owned by such person.

(2) Shares deemed beneficially owned by virtue of the right of an individual to acquire them within 60 days after March 1, 2001, upon the exercise of an option and shares with restrictions on transfer and encumbrance, with respect to which the owner has voting power, are treated as outstanding for purposes of determining beneficial ownership and the percentage beneficially owned by such individual.

(3) Includes 83,334 shares issuable upon exercise of the vested portion of options held by Mr. Friedman. Excludes 166,666 shares subject to the unvested portion of options held by Mr. Friedman.

(4) Includes 166,666 shares issuable upon exercise of the vested portion of options and 60,000 shares of Common Stock subject to restrictions on transfer and encumbrance through December 31, 2006, with respect to which Mr. Posner possesses voting rights. See "Employment Agreements" in Item 11 of this Annual Report for a description of terms and conditions relating to these restricted shares. Excludes 33,334 shares subject to the unvested portion of options held by Mr. Posner.

(5) Includes 50,000 shares issuable upon exercise of the vested portion of options and 25,000 shares of Common Stock subject to restrictions on transfer and encumbrance through December 31, 2006, with respect to which Mr. Bomar possesses voting rights. See "Employment Agreements" in Item 11 of this Annual Report for a description of terms and conditions relating to these restricted shares. Excludes 25,000 shares subject to the unvested portion of options held by Mr. Bomar.

(6) Includes 23,617 shares issuable upon exercise of the vested portion of options and excludes 7,333 shares subject to the unvested portion of options held by Mr. Corvese.

(7) Consists of 20,000 shares issuable upon exercise of the vested portion of options.

(8) Consists of 20,000 shares issuable upon exercise of the vested portion of options and 2,500 shares owned directly by Dr. DiFazio.

(9) Consists of 20,000 shares issuable upon exercise of the vested portion of options.

(10) Includes 20,000 shares issuable upon the exercise of the vested portion of options. Dr. Luzzi and his wife share voting and investment power over 1,800 shares of Common Stock.

(11) Includes 6,666 shares issuable upon exercise of the vested portion of options and excludes 13,334 shares subject to the unvested portion of options held by Mr. Shelp.

(12) As of August 31, 2000, Mr. Yablon no longer served as an officer or director of the Company, and is not included in the calculation of beneficial ownership of the officers and directors of the company as a group. Includes 1,000,000 shares issuable upon exercise of the vested portion of options granted to Mr. Yablon while he was an officer that are currently vested and held by Mr. Yablon.

(13) Effective as of April 20, 2001, Mr. Sitar resigned his position with the Company, and as such he is not included in the calculation of beneficial ownership of the officers and directors of the Company as a group. Includes 33,333 shares issuable upon exercise of the vested portion of options held by Mr. Sitar.

(14) In connection with the acquisition by the Company of all of the interests of American Disease Management Associates, LLC ("ADIMA"), the selling members of ADIMA formed Livingston Group LLC as a holding company to hold those shares of the Company that the former members of ADIMA received as part of the consideration for the sale of ADIMA to the Company. According to a Schedule 13D filed on May 16, 2001, by Livingston Group LLC and John Chay, Livingston Group LLC, which is controlled by Mr. Chay, has sole voting and dispositive power with respect to all of the 2,697,947 shares.

(15) According to a Schedule 13D filed on May 16, 2001 by Livingston Group LLC, Mr. Chay, as the controlling of Livingston Group LLC, has sole voting and dispositive power with respect to all of the 2,697,947 shares referenced in footnote (14) above but has a pecuniary interest in 1,348,973.5 of such shares.

(16) Includes 449,773 shares issuable upon exercise of the vested portion of options and 110,000 shares of Common Stock subject to restrictions on transfer and encumbrance. See footnotes 2 through 11 above.

Executive Compensation

The following table sets forth certain information concerning the annual, long-term and other compensation of the Chief Executive Officer, the former President and Chief Operating Officer and the four other most highly compensated executive officers of the Company in 2000 (the "Named Executive Officers") for services rendered in all capacities to the Company and its subsidiaries during each of the years ended December 31, 2000, 1999 and 1998, respectively:


                                                   Summary Compensation Table


                                                                                                         Long-term
                                                       Annual Compensation                             Compensation
                                            ------------------------------------------------------------------------------
                                                                                                 Securities
                                                                            Other Annual         Underlying         All Other
     Name and Principal Position    Year    Salary (1)       Bonus(2)       Compensation (3)      Options         Compensation
-----------------------------------------------------------------------------------------------------------------------------------
Richard H. Friedman                 2000     $451,596         $90,000           $40,113                -           $3,600 (4)
Chief Executive Officer             1999     $425,097               -           $36,930          250,000           $5,710 (4) (5)
                                    1998     $333,462        $212,500           $33,134                - (6)       $5,217 (4)

Scott R. Yablon (7)                 2000     $262,538               -           $26,618                -         $125,138 (8)
Former President & Chief Operating  1999     $354,828               -           $28,494                -           $4,710 (4)
   Officer                          1998     $207,500        $162,500            $6,678        1,000,000 (9)       $4,605 (4)

Barry A. Posner                     2000     $241,553         $48,800           $17,357                -           $3,600 (4)
Vice President, General Counsel     1999     $223,128               -           $13,619                -           $4,710 (4)
   & Secretary                      1998     $191,346        $100,000           $10,828          100,000 (10)      $5,890 (4)

Edward J. Sitar (11)                2000     $189,470         $38,200           $19,232                -           $3,600 (4)
Former Chief Financial Officer      1999     $176,867               -           $12,000                -          $30,217 (4) (12)
   & Treasurer                      1998      $54,083         $15,000            $3,000           50,000 (9)            -

Recie Bomar (13)                    2000     $193,615         $25,000            $6,000                -           $3,600 (4)
President of Sales & Marketing      1999     $150,198              $0            $5,000           75,000 (9)      $50,000 (12) (14)
                                    1998            -               -                 -                -                -

Russel J. Corvese                   2000     $171,192          $5,000             3,600                -                -
Chief Information Officer &         1999     $152,290               -             3,600                -                -
  Senior Vice President, MIMRx.com  1998     $105,431               -             3,300           22,000 (10)           -


(1) The annualized base salaries of the Named Executive Officers for 2000 were as follows: Mr. Friedman ($450,000), Mr. Yablon ($375,000), Mr. Posner ($244,000), Mr. Sitar ($191,000), Mr. Bomar ($200,000) and Mr. Corvese
     ($175,000).

(2) The amounts listed below are cash bonuses. In addition, please refer to the Long-Term Incentive Plan - Awards in the Last Fiscal Year Table below for information on certain grants of Performance Units made during 2000 and the corresponding table in this Proxy Statement for fiscal 1999 for similar grants made in 1999.

(3) Represents automobile allowances, and for Messrs. Friedman, Yablon, Posner and Sitar reimbursement for club membership dues and related fees and expenses of $22,113, $10,118, $5,357 and $7,232, respectively in 2000.

(4) Represents life insurance premiums paid by them and reimbursed by the Company.

(5) Represents tax return preparation expense paid by the Named Executive Officer and reimbursed by the Company.

(6) The annual report for fiscal 1998 reflected a grant of 800,000 options to Mr. Friedman. Such grant was subject to stockholder approval, which was not obtained at the Company's 1999 Annual Meeting of Stockholders. As such, the grant of 800,000 options was cancelled.

(7)  Mr. Yablon's employment with the Company ended on August 31, 2000.

(8) Represents severance payments made by the Company after Mr. Yablon's departure on August 31, 2000 and life insurance premiums of $3,600 paid by him and reimbursed by the Company.

(9) Represents options to purchase shares of Common Stock at market price on the date of grant.

(10) Represents options with respect to which the exercise price was repriced to $6.50 per share on July 6, 1998.

(11) Mr. Sitar joined the Company as Vice President - Finance in June 1998 and left the Company on April 20, 2001.

(12) Represents relocation reimbursement expense received by Messrs. Sitar and Bomar of $25,000 each.

(13) Mr. Bomar joined the Company as Director of Sales and Marketing in March 1999.

(14) Represents signing bonus received by Mr. Bomar for $25,000.

                  --------------------------------------------

     There were no stock option grants made during fiscal 2000 to any of the Named Executive Officers.


     The following table sets forth for each Named Executive Officer the number of shares of Common Stock covered by both exercisable and unexercisable stock options held as of December 31, 2000. Also reported are the values for "in-the-money" options, which represent the difference between the respective exercise prices of such stock options and $0.875, the per share closing price of the Common Stock on December 29, 2000, the last trading day of 2000:



                        Aggregated Option Exercises In Last Fiscal Year and Fiscal Year-End Option Values


                                                   Number of Securities(1)                      Value of Unexercised
                                                  Underlying Unexercised                       In the Money Options at
                                                  Options at Fiscal Year-End                   Fiscal Year-End(2)
                                                  -----------------------------------------------------------------------------
Name                       Shares
                           Acquired on       Value
                           Exercise #      Realized ($)    Exercisable      Unexercisable           Exercisable  Unexercisable
-------------------------------------------------------------------------------------------------------------------------------

Richard H. Friedman                -           -             83,334         166,666                     -                -

Scott R. Yablon                    -           -          1,000,000               -                     -                -

Barry A. Posner                    -           -            133,332          66,668                     -                -

Edward J. Sitar                    -           -             66,667          33,334                     -                -

Recie Bomar                        -           -             25,000          50,000                     -                -

Russel J. Corvese                  -           -             23,617           7,333          $   7,771.03                -



(1)  Indicated options are to purchase shares of Common Stock from the Company.

(2)  Except as indicated, none of the options were "in the money".

                  --------------------------------------------

     The following table sets forth for each Named Executive Officer the number of performance units and/or restricted shares of Common Stock granted by the Company during the year ended December 31, 2000. In addition, for each award, the table also sets forth the related maturation period and future payments expected to be made under varying circumstances:


                        Long-Term Incentive Plan -- Awards In Last Fiscal Year


                                        Performance         Estimated Future Payments Under
                       Number of        or Period             Non-Stock Price-Based Plans
                      Shares, Units   Until Maturation  ----------------------------------------
Name                    or Rights       or Payment      Threshold       Target          Maximum
------------------------------------------------------------------------------------------------
Barry A. Posner          10,000 (1)     12/31/01        $  100,000      $ 250,000      $ 400,000
Edward J. Sitar           2,500 (1)     12/31/01        $   25,000      $  62,500      $ 100,000
Recie Bomar               5,000 (2)     12/31/01        $   50,000      $ 125,000      $ 200,000

-----------------------------
(1) Represents performance units granted to the indicated individual on March 1, 2000. The performance units vest and become payable upon the achievement by the Company of certain specified levels of after-tax net income in fiscal 2001. Upon vesting, the performance units are payable in two equal installments after the earlier of (I) the individual's Date of Termination and (II) a Change of Control (each as defined in his Performance Units Agreement) as follows: (a) $10 per unit upon the Company's achievement of a threshold level of after-tax net income in fiscal 2001; (b) $25 per unit upon the Company's achievement of a target level of after-tax net income in fiscal 2001; and (c) $40 per unit upon the Company's achievement of a maximum level of after-tax net income in fiscal 2001.

(2) Represents performance units granted to the indicated individual on June 1, 2000. The performance units vest and become payable upon the achievement by the Company of certain specified levels of after-tax net income in fiscal 2001. Upon vesting, the performance units are payable in two equal installments after the earlier of (I) the individual's Date of Termination and (II) a Change of Control (each as defined in his Performance Units Agreement) as follows: (a) $10 per unit upon the Company's achievement of a threshold level of after-tax net income in fiscal 2001; (b) $25 per unit upon the Company's achievement of a target level of after-tax net income in fiscal 2001; and (c) $40 per unit upon the Company's achievement of a maximum level of after-tax net income in fiscal 2001.


Compensation Committee Interlocks and Insider Participation

         The Compensation Committee of the Company's Board of Directors administers the Company's stock incentive plans and makes recommendations to the Company's Board regarding executive officer compensation matters, including policies regarding the relationship of corporate performance and other factors relating to executive compensation. During 2000, the following persons served as members of the Committee: Messrs. Cirillo, Luzzi and DiFazio, none of whom is or ever has been an officer or employee of the Company. During 2000, Mr. Cirillo was a partner with the law firm of King & Spalding, the Company's outside counsel, which received fees from the Company for the provision of legal services.

Compensation Committee Report On Executive Compensation

      The Company believes that a strong link should exist between executive compensation and management's success in maximizing shareholder value. This belief was adhered to in 2000 by continuing the short-term and long-term incentive executive compensation programs originally implemented in 1999 in order to provide competitive compensation, strong incentives for the executives to stay with the Company and deliver superior financial results, and significant potential rewards if the Company achieves aggressive financial goals. The Compensation Committee's role and responsibilities involve the development and administration of executive compensation policies and programs that are consistent with, linked to, and supportive of the basic strategic objective of maximizing shareholder value, while taking into consideration the activities, duties and responsibilities of the Company's management.



      In 1998, the Board of Directors engaged the professional services of an outside consultant to review the existing compensation programs and to assist the Company and the Compensation Committee in developing the desired program. The consultant found that while some of the executive salaries were within a competitive range, the executive bonus opportunities were below the level that would be considered appropriate for executives at companies comparable to the Company. The consultant further reported that the long-term incentive compensation portion of the program should have been a more balanced combination of performance units, performance shares and stock options instead of relying solely on stock options for long-term incentive as the Company had done in the past.

      At that time, the Board of Directors directed its Compensation Committee to work with that executive compensation consultant to develop and adopt a total compensation program focused on maximizing shareholder value. In December 1998, the Compensation Committee adopted the 1998 Total Compensation Program for Key Employees for senior management (the "Program"). These actions were based on the recommendation of the outside consultant and an internal review of the Chief Executive Officer's recommendations regarding participation and appropriate grants of performance units, performance shares and stock options. Grants affecting the Chief Executive Officer's recommendations, as adopted by the Compensation Committee continued to be awarded in 2000 in the form of performance units.


Compensation Philosophy and Elements

      The Compensation Committee adheres to four principles in discharging its responsibilities, which have been applied through its adoption in December 1998 of the Program. First, the majority of annual bonuses and long-term compensation for management and key employees should be in large part at risk, with actual compensation levels corresponding to the Company's actual financial performance. Second, over time, incentive compensation of the Company's executives should focus more heavily on long-term rather than short-term accomplishments and results. Third, equity-based compensation and equity ownership expectations should be used on an increasing basis to provide management with clear and distinct links to stockholder interests. Fourth, the overall compensation programs should be structured to ensure the Company's ability to attract, retain, motivate and reward those individuals who are best suited to achieving the desired performance results, both long-term and short-term, while taking into account the duties and responsibilities of the individual.

      The Program provides the Compensation Committee with the discretion to pay cash bonuses and grant (i) performance units payable in cash upon achievement of certain performance criteria established by the Compensation Committee, (ii) performance shares which are subject to restrictions on transfer and encumbrance for a specified period of time, but which transfer restrictions may lapse early upon achievement of certain performance criteria established by the Compensation Committee and (iii) both non-qualified and incentive stock options.

      The Program provides management and participating employees with the opportunity to receive cash bonuses and long-term rewards if corporate, department and/or individual objectives are achieved. Specifically, participants may receive significant bonuses if the Company's aggressive annual financial profit plan and each individual's departmental and personal objectives are achieved. The maximum amount payable in any given year to any one individual under the cash bonus and performance unit portions of the Program is $1 million. Any amounts in excess of such threshold will be deferred to later years. The $1 million limitation is set pursuant to regulations concerning "performance-based" compensation plans in Code Section 162(m) to enable the Compensation Committee "negative discretion" in determining the actual bonus or performance unit awards.

Compensation of the Chief Executive Officer


         While it was considering the appropriate salary, bonus opportunity and long-term incentive for the current Chief Executive Officer back in 1998, the Compensation Committee considered, among other things, his unique role during 1998 and his expected role over the next four years. The Compensation Committee determined that in a very real sense, the Company would have faced extreme difficulty in 1998 and 1999, were it not for the fact that Mr. Friedman accepted the challenge to replace both the former Vice-Chairman and the former Chairman and Chief Executive Officer and give the investment community and the Company's stockholders reassurance that the Company would overcome the problems faced in its primary market. The Board of Directors further determined that Mr. Friedman's demonstrated commitment to the Company as evidenced by the purchase of a large block of stock and his active and effective involvement in restructuring the business, were assets that should be protected by the Company. The Compensation Committee's negotiation of a performance-driven, five-year agreement entered into in December 1998 was based on this recognition of his key role in maximizing future shareholder value.


Code Section 162(m)

         The Chief Executive Officer's total compensation package under his new employment agreement is believed to qualify as "performance-based" compensation with the meaning of Code Section 162(m). A Compensation Committee composed entirely of outside directors adopted the Total Compensation Program and the entire Board of Directors approved Mr. Friedman's agreement. In order to qualify for favorable treatment under Code Section 162(m), Mr. Friedman's amended Employment Agreement was structured such that he will not receive cash compensation in excess of $1,000,000 in any one year under the cash bonus portion of the Program. The performance units, performance shares and stock options for all persons were granted from shares authorized under the 1996 Plan, but the form of the awards required certain amendments to the 1996 Plan and authorization of additional shares, which were approved by the Stockholders at the Company's 1999 Annual Meeting of Stockholders.


                                          MIM CORPORATION COMPENSATION COMMITTEE

                                                       Richard A. Cirillo
                                                       Louis DiFazio, Ph.D.
                                                       Louis A. Luzzi, Ph.D.

Employment Agreements

         In December 1998, Mr. Friedman entered in to an employment agreement with the Company (the "1998 Agreement"). Under the 1998 Agreement, Mr. Friedman was granted options to purchase 800,000 shares of Common Stock at an exercise price of $4.50 per share (the market price on December 2, 1998, the date of grant), 200,000 performance units and 300,000 restricted shares. Such grants were canceled after the proposal seeking shareholder approval for such grants at the 1999 Annual Meeting of Stockholders was withdrawn prior to a vote of the Stockholders. Based upon the recommendations of the Compensation Committee, the 1998 Agreement was amended on October 11, 1999 (as amended, the "Amended Agreement"). The Amended Agreement provides for Mr. Friedman's employment as the Chairman and Chief Executive Officer for a term of employment through November 30, 2003 (unless earlier terminated) at an initial base annual salary of $425,000. Mr. Friedman is entitled to receive certain fringe benefits, including an automobile allowance, and is also eligible to participate in the Program. Under the Amended Agreement, Mr. Friedman was granted incentive stock options to purchase 42,194 shares of Common Stock at an exercise price of $2.37 per share and non-qualified stock options to purchase 207,806 shares of Common Stock at an exercise price of $2.16 (the market price on October 8, 1999, the date of grant) and

200,000 performance units. See "Long Term Incentive Plan - Awards in Last Fiscal Year" above for a description of the terms and conditions applicable to the performance units.

         If Mr. Friedman's employment is terminated early due to his death or disability, (i) all vested options may be exercised by his estate for one year following termination, (ii) all performance units shall vest and become immediately payable at the accrued value measured at the end of the fiscal year following his termination; provided, however, that should Mr. Friedman remain disabled for six months following his termination for disability, he shall also be entitled to receive for a period of two years following termination, his annual salary at the time of termination and continuing coverage under all benefit plans and programs to which he was previously entitled. If Mr. Friedman's employment is terminated early by the Company without cause, (i) Mr. Friedman shall be entitled to receive, for the longer of two years following termination or the period remaining in his term of employment under the agreement, his annual salary at the time of termination (less the net proceeds of any long term disability or workers' compensation benefits) and continuing coverage under all benefit plans and programs to which he was previously entitled, (ii) all unvested options shall become vested in any other pension or deferred compensation plans, and (iii) any performance units to which he would have been entitled at the time of his termination shall become vested and immediately payable at the then applicable target rate. If the Company terminates Mr. Friedman for cause, he shall be entitled to receive only salary, bonus and other benefits earned and accrued through the date of termination. If Mr. Friedman terminates his employment for good reason, (i) Mr. Friedman shall be entitled to receive, for a period of two years following termination, his annual salary at the time of termination and continuing coverage under all benefit plans and programs to which he was previously entitled, (ii) all unvested options shall become vested and immediately exercisable in accordance with the terms of the options and Mr. Friedman shall become vested in any other pension or deferred compensation plans, and (iii) all performance units granted to Mr. Friedman shall become vested and immediately payable at the then applicable maximum rate. Upon the company undergoing certain specified changes of control which result in his termination by the Company or a material reduction in his duties, (i) Mr. Friedman shall be entitled to receive, for the longer of three years following termination or the period remaining in his term of employment under the agreement, his annual salary at the time of termination and continuing coverage under all benefits plans and programs to which he was previously entitled, (ii) all unvested options shall become vested and immediately exercisable in accordance with the terms of the options and Mr. Friedman shall become vested in any other pension or deferred compensation plans, and (iii) all performance units granted to Mr. Friedman shall become vested and immediately payable at the then applicable maximum rate; provided that if the change of control is approved by two-thirds of the Board of Directors, the performance units shall become vested and payable at the accrued value measured at the prior fiscal year end.

         During the term of employment and for one year following the later of his termination or his receipt of severance payments, Mr. Friedman may not directly or indirectly (other than with the Company) participate in the United States in any pharmacy benefit management business or other business which is at any time a material part of the Company's overall business. Similarly, for a period of two years following termination, Mr. Friedman may not solicit or otherwise interfere with the Company's relationship with any present or former employee or customer of the Company.

         In March 1999, Mr. Posner entered into an employment agreement with the Company which provides for his employment as the Company's Vice President and General Counsel for a term of employment through February 28, 2004 (unless earlier terminated) at an initial base annual salary of $230,000. Under the agreement, Mr. Posner is entitled to receive certain fringe benefits, including an automobile allowance, and is also eligible to participate in the Company's executive bonus program. Under the agreement, Mr. Posner was granted options to purchase 100,000 shares of Common Stock at an exercise price of $4.50 (the market price on December 2, 1998, the date of grant). The options vest in three equal installments on the first three anniversaries of the date of grant. Mr. Posner was also granted (i) an aggregate of 20,000 Performance Units (10,000 Units in both 1999 and 2000) (See "Long Term Incentive Plan - Awards in Last Fiscal Year" above for a description of the grant of the performance units to Mr. Posner in March 2000 and a summary of the terms and conditions applicable to the performance units) and (ii) 60,000 restricted shares of Company Common Stock in March 1999. The restricted shares are subject to restrictions on transfer and encumbrance through December 31, 2006 and are automatically forfeited to the Company upon termination of Mr. Posner's employment with the Company prior to December 31, 2006. The restrictions to which the restricted shares are subject may lapse prior to December 31, 2006 in the event that the Company achieves certain specified levels of earnings per share in fiscal 2001 or 2002. Mr. Posner possesses voting rights with respect to the restricted shares, but is not entitled to receive dividend or other distributions, if any, paid with respect to the restricted shares. In addition, Mr. Posner's restricted shares shall vest and become immediately transferable without restriction upon the occurrence of the following termination events: (i) Mr. Posner is terminated early by the Company without cause, (ii) Mr. Posner terminates his employment for good reason, or
(iii) after certain changes of control of the Company which results in Mr. Posner's termination by the Company or a material reduction of his duties with the Company. In addition, in the event that Mr. Posner is terminated without cause or terminates his employment for good reason following a change of control of the Company, (i) all performance units granted to Mr. Posner shall become vested and immediately payable at the then applicable maximum rate and (ii) all restricted shares issued to Mr. Posner shall vest and become immediately payable. Upon termination, Mr. Posner is entitled to substantially the same entitlements as described above as Mr. Friedman. In addition, Mr. Posner is subject to the same restrictions on competition and non-interference as described above with respect to Mr. Friedman.

     In February 1999, Mr. Bomar entered in to an employment letter agreement with the Company which provides for his employment as Vice President - Sales and Marketing until terminated by the Company or Mr. Bomar at an initial base annual salary of $180,000. Under the agreement, Mr. Bomar is entitled to receive certain fringe benefits, including automobile and life insurance allowances and is also eligible to participate in the Company's executive bonus program. Under the agreement, Mr. Bomar was granted options to purchase 75,000 shares of Common Stock in 1999 at an exercise price of $2.59 per share (the market price on the date of grant). The options vest in three equal installments on the first three anniversaries of the date of grant. Mr. Bomar was also granted (i) an aggregate of 10,000 Performance Units (5,000 Units in both 1999 and 2000) (See "Long Term Incentive Plan - Awards in Last Fiscal Year" above for a description of the grant of the performance units to Mr. Bomar in June 2000 and a summary of the terms and conditions applicable to the performance units) and (ii) 25,000 restricted shares of Company Common Stock in June 1999. Mr. Bomar's restricted shares have the same terms with respect to vesting, forfeiture and acceleration as Mr. Posner's restricted shares, as described above. In addition, in the event that Mr. Bomar is terminated without cause or terminates his employment for good reason following a change of control of the Company, (i) all performance units granted to Mr. Bomar shall become vested and immediately payable at the then applicable maximum rate and (ii) all restricted shares issued to Mr. Bomar shall vest and become immediately payable. Under the agreement, if, within three months following certain changes of control, Mr. Bomar is terminated by the Company or Mr. Bomar elects to terminate his employment due to a material reduction in his duties with the Company, he is entitled to receive an amount equal to six months salary and all outstanding unvested options held by Mr. Bomar shall become immediately exercisable. In addition, Mr. Bomar is subject to the same restrictions on competition and non-interference as described above with respect to Mr. Friedman.


         On April 20, 2001, Edward J. Sitar resigned as Chief Financial Officer and Treasurer of the Company. Mr. Sitar's employment agreement terminated on such date, with the exception of certain restrictive covenants against competition. Mr. Sitar forfeited 5,000 performance units, 15,000 restricted shares of Common Stock and options to purchase Common Stock.

Stockholder Return Performance Graph

     The Common Stock first commenced trading on the Nasdaq on August 15, 1996, in connection with the Company's Offering. The graph set forth below compares, for the period of August 15, 1996 through December 31, 2000, the total cumulative return to holders of the Company's Common Stock with the cumulative total return of the Nasdaq Stock Market (U.S.) Index.

COMPARISON OF 56 MONTH CUMULATIVE TOTAL RETURN*
AMONG MIM CORPORATION, THE NASDAQ STOCK MARKET (U.S.) INDEX
 AND THE NASDAQ HEALTH SERVICES INDEX


LINE CHART GRAPHIC OMITTED


The Data represented by the Line Chart is as follows:




MIM CORP

                                                     Cumulative Total Return*
                            -------------------------------------------------------------------------------------------------------
                             8/15/1996         12/96        12/97         12/98         12/99        12/00       3/01    5/17/2001

MIM CORPORATION                 100.00         38.46        36.54         25.96         18.75         6.73                   31.85
NASDAQ STOCK MARKET (U.S.)      100.00        113.52       139.03        196.04        364.31       219.01     163.68
NASDAQ HEALTH SERVICES          100.00         92.27        94.68         80.26         64.56        88.63      81.42


* $100 INVESTED ON 8/15/96 IN STOCK OR INDEX -
  INCLUDING REINVESTMENT OF DIVIDENDS.
  FISCAL YEAR ENDING DECEMBER 31.

Certain Relationships and Related Transactions

         In April 1999, the Company loaned to Mr. Friedman, its Chairman and Chief Executive Officer, $1.7 million evidenced by a promissory note secured by a pledge of 1.5 million shares of the Company's Common Stock. The note requires repayment of principal and interest by March 31, 2004. Interest accrues monthly at the "Prime Rate" (as defined in the note) then in effect. The loan was approved by the Company's Board of Directors in order to provide funds with which such executive officer could pay the Federal and state tax liability associated with the exercise of stock options representing 1.5 million shares of the Company's Common Stock in January 1998. On December 31, 2000, the outstanding amount of the loan was $1,963,151, including accrued interest.

         At December 31, 2000, Alchemie Properties, LLC, a Rhode Island limited liability company of which Mr. E. David Corvese, the brother of Russel J. Corvese, is the manager and principal owner ("Alchemie"), was indebted to the Company in the amount of $269,419 represented a loan received from the Company in 1994 in the original principal amount of $299,000. The loan bears interest at a 10% per annum, with interest payable monthly and principal payable in full on or before December 1, 2004, and secured by a lien on Alchemie's rental income from the Company at one of its facilities.

         During 2000, the Company paid $50,875 in rent to Alchemie pursuant to a ten-year lease entered into in December 1994 for approximately 7,200 square feet of office space in Peace Dale, Rhode Island.

         In 1995, MIM Holdings, a company controlled by Mr. E. David Corvese, was indebted to the Company under two promissory notes in the amount of $456,000 and $622,000, respectively. The $456,000 promissory note, which is guaranteed by Mr. Corvese, became due and payable as of March 31, 2001 in the amount of $512,966.56, including principal and interest. As of May 22, 2001, the loan has not been repaid by MIM Holdings or Mr. Corvese. The Company intends to utilize all of its rights and remedies available under the $456,000 Note in order to collect the entire amount outstanding. The $622,000 promissory note will not be repaid and was recorded as a stockholder distribution during the first half of 1996.

         As discussed above, under Section 145 of the Delaware General Corporation Law and the Company's By-Laws, under certain circumstances the Company may be obligated to indemnify Mr. E. David Corvese as well as Michael J. Ryan, a former officer of one of the Company's subsidiaries, in connection with their respective involvement in a Federal and State of Tennessee investigation against them. In January 2001, the proceedings against Messrs. Corvese and Ryan ended in a settlement of claims against them. The settlement with the Federal and Tennessee State governments is subject to, among other things, execution of a definitive settlement agreement and the approval of the U.S. District Court for the Western District of Tennessee. A hearing to approve this settlement and sentencing originally scheduled for April 6, 200 was rescheduled for June 29, 2001. Regardless of the settlement, until the Board determines as to whether or not either or both Messrs. Corvese and Ryan are so entitled to indemnification, the Company is obligated under Section 145 and its By-Laws to advance the costs of defense to such persons; however, if the Board determines that either or both of these former officers are not entitled to indemnification, the Company would seek reimbursement from such individuals of all amounts advanced to them. During 2000, the Company advanced $3.1 million for Messrs. Corvese and Ryan's and legal costs, in connection with the matter. The Company is not presently in a position to assess the likelihood that either or both of these former officers would be entitled to such indemnification and advancement of defense costs. No assurance can be given, however, that the Company will recover the costs of defense advanced to these former officers whether or not it believes it is entitled to such reimbursement.

         On February 16, 2001, the Company repurchased 1,298,183 shares of its Common Stock at a price of $2.00 per share in private transactions not reported on NASDAQ, including all 1,135,699 shares of Common Stock beneficially owned by Michael E. Erlenbach, an owner of greater than 5% of the Company's Common Stock prior to such transaction. The closing sales price per share for the Common Stock on February 16, 2001, was $2.00 per share.

         Since October 1998, the Company has engaged the consulting services of Harold Ford & Company, LLC, founded and controlled by Harold Ford, a nominee for director. The consulting agreement, which is scheduled to expire on October 13, 2001, has an initial three (3) year term, Harold Ford & Company provides lobbying and health care related services. During the term of the consulting agreement, the Company pays Harold Ford & Company $45,750 per month for such services.

Stockholder Proposals


         In accordance with the amended Bylaws of the Company, a Stockholder who at any annual meeting of stockholders of the Company intends to nominate a person for election as a director or present a proposal must so notify the Secretary of the Company, in writing, describing such nominee(s) or proposal and providing information concerning such stockholder and the reasons for, and interest of, such stockholder in any such nomination or proposal. Generally, to be timely, such notice must be received by the Secretary not less than 60 days nor more than 90 days in advance of the first anniversary of the preceding year's annual meeting, provided that in the event that no annual meeting was held the previous year or the date of the annual meeting has been changed by more than 30 days from the date of the previous year's meeting, or in the event of a special meeting of stockholders called to elect directors, not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first. For the Company's annual meeting to be held in 2002, any such notice must be received by the Company at its principal executive offices between March 23, 2002 and April 22, 2002 to be considered timely for purposes of the 2002 Annual Meeting. Any person interested in making such a nomination or proposal should request a copy of the relevant Bylaw provisions from the Secretary of the Company. These time periods also apply in determining whether notice is timely for purposes of rules adopted by the Commission relating to the exercise of discretionary voting authority, and are separate from and in addition to the Commission's requirements (described below) that a Stockholder must meet to have a proposal included in the Company's Proxy Statement.

         Stockholder proposals intended to be presented at the 2002 Annual Meeting must be received by the Company at its principal executive offices no later than January 25, 2002, in order to be eligible for inclusion in the Company's Proxy Statement and proxy card relating to that meeting. Upon receipt of any proposal, the Company will determine whether to include such proposal in accordance with regulations governing the solicitation of Proxies.


Voting Via the Internet or by Telephone

         Please note that there are separate Internet and telephone voting arrangements depending upon whether your Shares are registered in your name or in the name of a bank or broker. Stockholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by such Stockholder utilizing such services.


Shares Registered Directly in the Name of the Stockholder

         Stockholders with Shares registered directly with the Company's transfer agent, American Stock Transfer & Trust Company ("AmStock"), may vote telephonically by calling 1-800-PROXIES (1-800-776-9437) on a touch-tone telephone, or via the Internet at AmStock's voting site on the World Wide Web (www.voteproxy.com). A Control Number located on the proxy card will be utilized to verify your identity, allow you to vote your Shares, and confirm that your voting instructions have been properly recorded.

Shares Registered in the Name of a Brokerage Firm or Bank

         A number of brokerage firms and banks are participating in a program that also offers telephone and Internet voting options. This program is likely different from the program provided by AmStock for Shares registered in the name of the Stockholder. If your shares are held in an account at a brokerage firm or bank which participates in an electronic voting program, you may vote those Shares telephonically or via the Internet by following the instructions included on your proxy card.

Solicitation of Proxies


         The Company will bear the cost of the solicitation of Proxies for the Meeting. Brokerage houses, banks, custodians, nominees and fiduciaries are being requested to forward the proxy material to beneficial owners and their reasonable expenses therefore will be reimbursed by the Company. Solicitation will be made by mail and also may be made personally or by telephone, facsimile or other means by the Company's officers, directors and employees, without special compensation for such activities. We have also hired Morrow & Co. ("Morrow") to assist in the solicitation of proxies. Morrow will receive a fee for such services of approximately $25,000, plus reasonable out-of-pocket expenses, which will be paid by the Company.


Miscellaneous

         A copy of the Company's 2000 Annual Report to Stockholders, including the financial statements and financial statement schedules, as filed with the Commission, is enclosed but is not to be regarded as proxy solicitation materials.

                                                                       Exhibit A
                                 MIM CORPORATION
                        CHARTER OF THE AUDIT COMMITTEE OF
                             THE BOARD OF DIRECTORS
                              ADOPTED JUNE 6, 2000

PURPOSE

The Audit Committee shall provide assistance to the Board of Directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to the accounting and reporting practices of MIM Corporation (the "Corporation") and the quality and integrity of the financial information provided by the Corporation. The Audit Committee will fulfill these responsibilities and duties primarily by carrying out the activities enumerated in this Charter.

COMPOSITION

The Audit Committee shall be comprised of three or more directors as determined by the Board of Directors of the Corporation, each of whom shall be independent directors in accordance with the National Association of Securities Dealers listing standards, and, free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of his or her independent judgment as a member of the Audit Committee. All members of the Audit Committee shall be financially literate as interpreted by the Board of Directors, or become financially literate within a reasonable period of time after his or her appointment to the Audit Committee. One member of the Audit Committee shall have accounting or related financial management expertise, as the Board of Directors interprets such qualifications in its business judgment.


MEETINGS
The Audit Committee shall meet at stated times without notice, or on notice to all by the Chairman or Vice Chairman of the Board of Directors, the President, the Chief Financial Officer, or by one of the members of the Audit Committee, or more frequently as circumstances dictate. As part of its responsibilities to foster open communication, the Audit Committee should meet at least annually with management and the independent accountants separately to discuss any matters that the Audit Committee or each of these groups believe should be discussed privately.

RESPONSIBILITIES AND DUTIES
Review and reassess, at least annually, the adequacy of this Charter. Make recommendations to the Board of Directors, as conditions dictate, to update this Charter.

Review with management and the independent accountants the Corporation's audited financial statements, including a discussion with the independent accountants of the matters required to be discussed by Statement of Auditing Standards No. 61 "Communications with Audit Committees" (SAS No. 61).

Recommend to the Board of Directors that, based on the Audit Committee's review and discussions with management and the independent accountants, the audited financial statements be included in the annual report of filing with the Securities and Exchange Commission.

Review the performance of the independent accountants and make recommendations to the Board of Directors regarding the appointment or termination of the independent accountants. The independent accountants are ultimately accountable to the Board of Directors and the Audit Committee. The Audit Committee and the Board of Directors have the ultimate authority and responsibility to select, evaluate, and where appropriate, replace the independent accountants.

Oversee independence of the accountants by:

            Receiving from the independent accountants, on a periodic basis, a formal written

            Statement delineating all relationships between the independent accountants and the Corporation consistent with Independence Standard No. 1 "Independence
            Discussions with Audit Committees";


            Discussing with the independent accountants any disclosed relationships or services between the independent accountants and the Corporation that may impact the objectivity and independence of the accountants; and


            Recommending, if necessary, that the Board of Directors take appropriate action to satisfy itself of the accountants; independence based on the report provided.

            Review in consultation with the independent accountants the audit scope and plan of the independent accountants.

            Review  with  the  independent  accountants  and  management  the
            adequacy   and   effectiveness   of  internal   controls  of  the
            Corporation.

            Report through the Audit Committee's Chairperson to the Board of Directors following meetings of the Audit Committee.

            Maintain minutes or other records of meetings and activities of the Audit Committee.

            Perform any other activities consistent with this Charter and the Corporation's By-Laws as the Audit Committee or the Board of Directors deems necessary or appropriate.


                                     *  *  *  *

                                                                       EXHIBIT B




                                 MIM CORPORATION
                            2001 INCENTIVE STOCK PLAN

                                TABLE OF CONTENTS
                                                                          Page

ss.1. BACKGROUND AND PURPOSE..................................................1


ss.2. DEFINITIONS.............................................................1

            2.1         Affiliate.............................................1
            2.2         Board.................................................1
            2.3         Change in Control.....................................1
            2.4         Code..................................................2
            2.5         Committee.............................................2
            2.6         Director..............................................2
            2.7         Fair Market Value.....................................2
            2.8         ISO...................................................3
            2.9         Key Employee..........................................3
            2.10        1933 Act..............................................3
            2.11        1934 Act..............................................3
            2.12        MIM...................................................3
            2.13        Non-ISO...............................................3
            2.14        Option................................................3
            2.15        Option Certificate....................................3
            2.16        Option Price..........................................3
            2.17        Parent................................................3
            2.18        Plan..................................................3
            2.19        Rule 16b-3............................................4
            2.20        SAR Value.............................................4
            2.21        Stock.................................................4
            2.22        Stock Grant...........................................4
            2.23        Stock Grant Certificate...............................4
            2.24        Stock Appreciation Right..............................4
            2.25        Stock Appreciation Right Certificate...................
            2.26        Subsidiary............................................4
            2.27        Ten Percent Shareholder...............................4

ss.3. SHARES RESERVED UNDER PLAN..............................................5


ss.4. EFFECTIVE DATE..........................................................5


ss.5. COMMITTEE...............................................................5


ss.6. ELIGIBILITY AND ANNUAL GRANT CAPS.......................................6


ss.7. OPTIONS.................................................................6

            7.1         Committee Action......................................6
            7.2         $100,000 Limit........................................6
            7.3         Option Price..........................................7

            7.4         Payment...............................................7
            7.5         Exercise Period.......................................7
            7.6         Reload Option Grants..................................8

ss.8. STOCK APPRECIATION RIGHTS...............................................8

            8.1         Committee Action......................................8
            8.2         Terms and Conditions..................................9
            8.3         Exercise.............................................10

ss.9. STOCK GRANTS...........................................................10

            9.1         Committee Action.....................................10
            9.2         Conditions...........................................10
            9.3         Dividends and Voting Rights..........................12
            9.4         Satisfaction of Forfeiture Conditions................12
            9.5         Section 162(m).......................................12

ss.10. NON-TRANSFERABILITY...................................................14


ss.11. SECURITIES REGISTRATION...............................................14


ss.12. LIFE OF PLAN..........................................................15


ss.13. ADJUSTMENT............................................................15

            13.1        Capital Structure....................................15
            13.2        Mergers..............................................16
            13.3        Fractional Shares....................................16

ss.14. SALE, MERGER OR CHANGE IN CONTROL.....................................17


ss.15. AMENDMENT OR TERMINATION..............................................17


ss.16. MISCELLANEOUS.........................................................18

            16.1        Shareholder Rights...................................18
            16.2        No Contract of Employment............................18
            16.3        Withholding..........................................18
            16.4        Construction.........................................18
            16.5        Other Conditions.....................................19
            16.6        Rule 16b-3...........................................19
            16.7        Loans................................................19
                                     ss. 1.

                             BACKGROUND AND PURPOSE

         The purpose of this Plan is to promote the interest of MIM by authorizing the Committee to grant Options, Stock Appreciation Rights and Performance Units and to make Stock Grants to Key Employees in order (1) to attract and retain Key Employees, (2) to provide an additional incentive to each Key Employee to work to increase the value of Stock and (3) to provide each Key Employee with a stake in the future of MIM which corresponds to the stake of each of MIM's stockholders.

                                     ss. 2.

                                   DEFINITIONS

         2.1 Affiliate -- means any organization (other than a Subsidiary) that would be treated as under common control with MIM under ss. 414(c) of the Code if "50 percent" were substituted for "80 percent" in the income tax regulations under ss. 414(c) of the Code.

         2.2 Board -- means the Board of Directors of MIM.

         2.3 Change in Control -- means (i) a "person" or "group" within the meaning of sections 13(d) and 14(d) of the 1934 Act becomes the "beneficial owner" (within the meaning of Rule 13d-3 under the 1934 Act) of securities of MIM (including options, warrants, rights and convertible and exchangeable securities) representing 30% or more of the combined voting power of MIM's then outstanding securities in any one or more transactions unless approved by at least two-thirds of the Board then serving at that time; provided, however, that purchases by employee benefit plans of MIM and by MIM or its Subsidiaries and Affiliates shall be disregarded; or (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the operating assets of MIM; or (iii) a merger or consolidation, or a transaction having a similar effect, where (A) MIM is not the surviving corporation, (B) the majority of the common stock of MIM is no longer held by the stockholders of MIM immediately prior to the transaction, or
(C) MIM's common stock is converted into cash, securities or other property (other than the common stock of a company into which MIM is merged), unless such merger, consolidation or similar transaction is with a Subsidiary or with another company, a majority of whose outstanding capital stock is owned by the same persons or entities who own a majority of MIM's common stock at such time; or (iv) at any annual or special meeting of stockholders of MIM at which a quorum is present (or any adjournments or postponements thereof), or by written consent in lieu thereof, directors (each a "New Director" and collectively the "New Directors") then constituting a majority of the Board shall be duly elected to serve as New Directors and such New Directors shall have been elected by stockholders of MIM who shall be an (I) "Adverse Person(s)"; (II) "Acquiring Person(s)"; or (III) "40% Person(s)" (as each of the terms set forth in (I), (II), and (III) hereof are defined in that certain Amended and Rights Agreement, dated May 20, 1999, between MIM and American Stock Transfer & Trust Company, as Rights Agent).

         2.4 Code -- means the Internal Revenue Code of 1986, as amended.

         2.5 Committee -- means a committee of the Board which shall have at least 2 members, each of whom shall be appointed by and shall serve at the pleasure of the Board and shall come within the definition of a "non-employee director" under Rule 16b-3 and an "outside director" under ss. 162(m) of the Code.

         2.6 Ending Value -- means, a value for each Performance Unit or a formula for determining the value of each Performance Unit at the time of payment.

         2.7 Fair Market Value -- means (1) the closing price on any date for a share of Stock as reported by The Wall Street Journal or, if The Wall Street Journal no longer reports such closing price, such closing price as reported by a newspaper or trade journal selected by the Committee or, if no such closing price is available on such date, (2) such closing price as so reported in accordance with ss. 2.7 (1) for the immediately preceding business day, or, if no newspaper or trade journal reports such closing price or if no such price quotation is available, (3) the price which the Committee acting in good faith determines through any reasonable valuation method that a share of Stock might change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or to sell and both having reasonable knowledge of the relevant facts.

         2.8 ISO -- means an option granted under this Plan to purchase Stock which is intended to satisfy the requirements of ss. 422 of the Code.

         2.9 Key Employee -- means an employee of MIM or any Subsidiary or Parent or Affiliate designated by the Committee who, in the judgment of the Committee acting in its absolute discretion, is key directly or indirectly to the success of MIM.

         2.10 1933 Act -- means the Securities Act of 1933, as amended.

         2.11 1934 Act -- means the Securities Exchange Act of 1934, as amended.

         2.12 MIM -- means MIM Corporation and any successor to MIM Corporation.

         2.13 Non-ISO -- means an option granted under this Plan to purchase Stock which is intended to fail to satisfy the requirements of ss. 422 of the Code.

         2.14 Option -- means an ISO or a Non-ISO which is granted under ss. 7.

         2.15 Option Certificate -- means the written certificate which sets forth the terms and conditions of an Option granted under this Plan.

         2.16 Option Price -- means the price which shall be paid to purchase one share of Stock upon the exercise of an Option granted under this Plan.

         2.17 Parent -- means any corporation which is a parent corporation (within the meaning of ss. 424(e) of the Code) of MIM.

         2.18  Performance  Goal -- means a  performance  goal  described in ss.
10.3.

         2.19 Performance Period -- means a performance period as described inss. 10.4.

         2.20 Performance Unit -- means an award granted underss.10.

         2.21 Plan -- means this MIM Corporation 2001 Incentive Stock Plan as effective as of the date adopted by the Board in 2001 and as amended from time to time thereafter.

         2.22 Rule 16b-3 -- means the exemption under Rule 16b-3 to Section 16(b) of the 1934 Act or any successor to such rule.

         2.23 SAR Value -- means the value assigned by the Committee to a share of Stock in connection with the grant of a Stock Appreciation Right under ss. 8.

         2.24 Stock -- means the common stock, $.0001 par value per share, of MIM.


         2.25 Stock Appreciation Right -- means a right to receive the appreciation in a share of Stock which is granted underss.8.

         2.26  Stock   Appreciation  Right  Certificate  --  means  the  written
certificate which sets forth the terms and conditions of a Stock Appreciation Right which is not granted to a Key Employee as part of an Option.

         2.27 Stock Grant -- means Stock granted under ss. 9.

         2.28 Stock Grant Certificate -- means the written certificate which sets forth the terms and conditions of a Stock Grant.

         2.29   Subsidiary  --  means  a  corporation   which  is  a  subsidiary
corporation  (within  the  meaning of ss.  424(f) of the Code) of MIM.

         2.30 Ten Percent Shareholder -- means a person who owns (after taking into account the attribution rules of ss. 424(d) of the Code) more than ten percent of the total combined voting power of all classes of stock of either MIM, a Subsidiary or Parent.

                                     ss. 3.

                           SHARES RESERVED UNDER PLAN

         There shall (subject to ss. 14) be 950,000 shares of Stock reserved for issuance under this Plan, and no more than such number of shares shall (subject to ss. 14) be issued in connection with the exercise of ISOs. Such shares of Stock shall be reserved to the extent that MIM deems appropriate from authorized but unissued shares of Stock and from shares of Stock which have been reacquired by MIM. Any shares of Stock subject to an Option or Stock Grant which remain unissued after the cancellation, expiration or exchange of such Option or Stock Grant or which are forfeited after issuance and any shares of Stock subject to issuance under a Stock Appreciation Right which remain unissued after the cancellation or expiration of such Stock Appreciation Right thereafter shall again become available for issuance under this Plan. Any shares of Stock used to satisfy a withholding obligation shall be treated as issued under this Plan and not again become available for grants under this Plan.

                                     ss. 4.

                                 EFFECTIVE DATE

         The effective date of this Plan shall be the date of its adoption by the Board, provided the shareholders of MIM (acting at a duly called meeting of such shareholders) approve such adoption within twelve (12) months of such effective date. Any Option or Stock Appreciation Right granted or Stock Grant made before such shareholder approval automatically shall be granted subject to such approval.

                                     ss. 5.

                                    COMMITTEE

         This Plan shall be administered by the Committee. The Committee acting in its absolute discretion shall exercise such powers and take such action as expressly called for under this Plan and, further, the Committee shall have the power to interpret this Plan and (subject to ss. 15 and ss. 16 and Rule 16b-3) to take such other action in the administration and operation of this Plan as the Committee deems equitable under the circumstances, which action shall be binding on MIM, on each affected

Key Employee and on each other person directly or indirectly affected by such action.

                                     ss. 6.

                        ELIGIBILITY AND ANNUAL GRANT CAPS

         Only Key Employees who are employed by MIM or a Subsidiary or Parent shall be eligible for the grant of ISOs under this Plan. All Key Employees shall be eligible for the grant of Non-ISOs and Stock Appreciation Rights and for Stock Grants under this Plan. However, no Key Employee in any calendar year shall be granted an Option to purchase (subject to ss. 14) more than 350,000 shares of Stock, a Stock Appreciation Right based on the appreciation with respect to (subject to ss. 14) more than 350,000 shares of stock, Stock Grants (subject to ss. 14) for more than 150,000 shares of Stock, or any combination of such awards covering in the aggregate 500,000 shares of Stock.

                                     ss. 7.

                                     OPTIONS

         7.1 Committee Action. The Committee acting in its absolute discretion shall have the right to grant Options to Key Employees under this Plan from time to time to purchase shares of Stock. Each grant of an Option to a Key Employee shall be evidenced by an Option Certificate, and each Option Certificate shall set forth whether the Option is an ISO or a Non-ISO and shall set forth such other terms and conditions of such grant as the Committee acting in its absolute discretion deems consistent with the terms of this Plan; however, if the Committee grants an ISO and a Non-ISO to a Key Employee on the same date, the right of the Key Employee to exercise the ISO shall not be conditioned on his or her failure to exercise the Non-ISO. Options, once issued, may not be repriced without first obtaining the approval of the shareholders of MIM.

         7.2 $100,000 Limit. No Option shall be treated as an ISO to the extent that the aggregate Fair Market Value of the Stock subject to the Option which would first become exercisable in any calendar year exceeds $100,000. Any such excess shall instead automatically be treated as a Non-ISO. The Committee shall interpret and administer the ISO limitation set forth in this ss. 7.2 in accordance with ss. 422(d) of the Code, and the Committee shall treat this ss. 7.2 as in effect only for those periods for which ss. 422(d) of the Code is in effect.

         7.3 Option Price. The Option Price for each share of Stock subject to an Option shall be no less than the Fair Market Value of a share of Stock on the date the Option is granted; provided, however, if the Option is an ISO granted to a Key Employee who is a Ten Percent Shareholder, the Option Price for each share of Stock subject to such ISO shall be no less than 110% of the Fair Market Value of a share of Stock on the date such ISO is granted.

         7.4 Payment. The Option Price shall be payable in full upon the exercise of any Option, and at the discretion of the Committee an Option Certificate can provide for the payment of the Option Price either in cash, by check or in Stock which has been held for at least 6 months and which is acceptable to the Committee or in any combination of cash, check and such Stock. The Option Price in addition may be paid through any cashless exercise procedure which is acceptable to the Committee or its delegate and which is facilitated through a sale of Stock. Any payment made in Stock shall be treated as equal to the Fair Market Value of such Stock on the date the certificate for such Stock (or proper evidence of such certificate) is presented to the Committee or its delegate in such form as acceptable to the Committee.

         7.5 Exercise Period. Each Option granted under this Plan shall be exercisable in whole or in part at such time or times as set forth in the related Option Certificate, but no Option Certificate shall make an Option exercisable on or after the earlier of

          (1) the date which is the fifth anniversary of the date the Option is granted, if the Option is an ISO and the Key Employee is a Ten Percent Shareholder on the date the Option is granted, or

          (2) the date which is the tenth anniversary of the date the Option is granted, if the Option is (a) a Non-ISO or (b) an ISO which is granted to a Key

               Employee who is not a Ten Percent Shareholder on the date the Option is granted.

An Option Certificate may provide for the exercise of an Option after the employment of a Key Employee has terminated for any reason whatsoever, including death or disability.

         7.6 Reload Option Grants. The Committee as part of the grant of an Option may provide in the related Option Certificate for the automatic grant of an additional Option as of each date that a Key Employee exercises the original Option if the Key Employee in connection with such exercise uses (in accordance with ss. 7.4) Stock to pay all or a part of the Option Price or uses Stock to satisfy all or a part of any related tax withholding requirement. As for each such additional Option,

          (1) the number of shares of Stock subject to the additional Option shall be no more than the number of shares of Stock used to pay the related Option Price or to satisfy the related withholding requirement,

          (2) the Option Price shall be no less than the Fair Market Value of a share of Stock on the date of the related exercise of the original Option,

          (3) the additional Option shall expire no later than the expiration date for the original Option,

          (4)  the  additional  Option  shall be subject to such other terms and
               conditions  as  the  Committee   deems   appropriate   under  the
               circumstances, and

          (5) the additional Option shall be evidenced by a Stock Option Certificate.

                                     ss. 8.

                            STOCK APPRECIATION RIGHTS

         8.1 Committee Action. The Committee acting in its absolute discretion shall have the right to grant Stock Appreciation Rights to Key Employees under this Plan from time to time, and each Stock Appreciation Right grant shall be
evidenced  by  a  Stock   Appreciation  Right  Certificate  or,  if
such Stock Appreciation Right is granted as part of an Option, shall be evidenced by the Option Certificate for the related Option.

         8.2 Terms and Conditions.


          (a) Stock Appreciation Right Certificate. If a Stock Appreciation Right is evidenced by a Stock Appreciation Right Certificate, such certificate shall set forth the number of shares of Stock on which the Key Employee's right to appreciation shall be based and the SAR Value of each share of Stock. Such SAR Value shall be no less than the Fair Market Value of a share of Stock on the date that the Stock Appreciation Right is granted. The Stock Appreciation Right Certificate shall set forth such other terms and conditions for the exercise of the Stock Appreciation Right as the Committee deems appropriate under the circumstances, but no Stock Appreciation Right Certificate shall make a Stock Appreciation Right exercisable on or after the date which is the tenth anniversary of the date such Stock Appreciation Right is granted.

          (b) Option Certificate. If a Stock Appreciation Right is evidenced by an Option Certificate, the number of shares of Stock on which the Key Employee's right to appreciation shall be based shall be the same as the number of shares of Stock subject to the related Option and the SAR Value for each such share of Stock shall be no less than the Option Price under the related Option. Each such Option Certificate shall provide that the exercise of the Stock Appreciation Right with respect to any share of Stock shall cancel the Key Employee's right to exercise his or her Option with respect to such share and, conversely, that the exercise of the Option with respect to any share of Stock shall cancel the Key Employee's right to exercise his or her Stock Appreciation Right with respect to such share. A Stock Appreciation Right which is granted as part of an Option shall be exercisable only while the related Option is exercisable. The Option Certificate shall set forth such other terms and conditions for the exercise of the Stock Appreciation Right as the Committee deems appropriate under the circumstances.

         8.3 Exercise. A Stock Appreciation Right shall be exercisable only when the Fair Market Value of a share of Stock on which the right to appreciation is based exceeds the SAR Value for such share, and the payment due on exercise shall be based on such excess with respect to the number of shares of Stock to which the exercise relates. A Key Employee upon the exercise of his or her Stock Appreciation Right shall receive a payment from MIM in cash or in Stock issued under this Plan, or in a combination of cash and Stock, and the number of shares of Stock issued shall be based on the Fair Market Value of a share of Stock on the date the Stock Appreciation Right is exercised. The Committee acting in its absolute discretion shall have the right to determine the form and time of any payment under this ss. 8.3.

                                     ss. 9.

                                  STOCK GRANTS

         9.1 Committee Action. The Committee acting in its absolute discretion shall have the right to make Stock Grants to Key Employees. Each Stock Grant shall be evidenced by a Stock Grant Certificate, and each Stock Grant Certificate shall set forth the conditions, if any, under which Stock will be issued under the Stock Grant and the conditions under which the Key Employee's interest in any Stock which has been issued will become non-forfeitable.

         9.2 Conditions.


          (a) Conditions to Issuance of Stock. The Committee acting in its absolute discretion may make the issuance of Stock under a Stock Grant subject to the satisfaction of one, or more than one, condition which the Committee deems appropriate under the circumstances for Key Employees generally or for a Key Employee in particular, and the related Stock Grant Certificate shall set forth each such condition and the deadline for satisfying each such condition. Stock subject to a Stock Grant shall be issued in the name of a Key Employee only after each such condition, if any, has been timely satisfied, and any Stock which is so issued shall be held by MIM pending the satisfaction of the forfeiture conditions, if any, underss.9.2(b) for the related Stock Grant.

          (b)  Forfeiture  Conditions.  The  Committee  acting  in its  absolute discretion may make Stock issued in the name of a Key Employee subject to one, or more than one, objective employment, performance or other forfeiture condition that the Committee acting in its absolute discretion deems appropriate under the circumstances for Key Employees generally or for a Key Employee in particular, and the related Stock Grant Certificate shall set forth each such forfeiture condition, if any, and the deadline, if any, for satisfying each such forfeiture condition. A Key
               Employee's non-forfeitable interest in the shares of Stock underlying a Stock Grant shall depend on the extent to which he or she timely satisfies each such condition. Each share of Stock underlying a Stock Grant shall be unavailable underss. 3 after such grant is effective unless such share thereafter is forfeited as a result of a failure to timely satisfy a forfeiture condition, in which event such share of Stock shall again become available underss. 3 as of the date of such forfeiture.

         9.3 Dividends and Voting Rights. If a cash dividend is paid on a share of Stock after such Stock has been issued under a Stock Grant but before the first date that a Key Employee's interest in such Stock (1) is forfeited completely or (2) becomes completely non-forfeitable, MIM shall pay such cash dividend directly to such Key Employee. If a Stock dividend is paid on such a share of Stock during such period, such Stock dividend shall be treated as part of the related Stock Grant, and a Key Employee's interest in such Stock dividend shall be forfeited or shall become non-forfeitable at the same time as the Stock with respect to which the Stock dividend was paid is forfeited or becomes non-forfeitable. The disposition of each other form of dividend which is declared on such a share of Stock during such period shall be made in accordance with such rules as the Committee shall adopt with respect to each such dividend. A Key Employee also shall have the right to vote the Stock issued under his or her Stock Grant during such period.


         9.4 Satisfaction of Forfeiture Conditions. A share of Stock shall cease to be subject to a Stock Grant at such time as a Key Employee's interest in such Stock becomes non-forfeitable under this Plan, and the certificate representing such share shall be transferred to the Key Employee as soon as practicable thereafter.

         9.5 Performance Goals. The Committee may, at the time a Stock Grant is made, prescribe corporate, divisional, and/or individual performance goals, applicable to all or any portion of the shares subject to the Stock Grant. Performance goals may be based on achieving a certain level of total revenue, earnings, earnings per share or return on equity of MIM and its and its Subsidiaries and Affiliates, or on the extent of changes in such criteria.

                                    ss. 10.

                                PERFORMANCE UNITS

         10.1 Committee Action. The Committee (acting in its sole discretion) may from time to time grant Performance Units to Key Employees under the Plan representing the right to receive in cash an amount determined by reference to certain performance measurements, subject to such restrictions, conditions and other terms as the Committee may determine.

         10.2 Conditions. The written agreement covering Performance Units shall specify Performance Goals (as defined in ss. 10.3), a Performance Period (as defined in ss. 10.4)) and an Ending Value. Performance Units granted to a Key Employee shall be credited to a bookkeeping account established and maintained for such Key Employee.

         10.3 Performance Goals. With respect to each award of Performance Units, the Committee (acting in its sole discretion) shall specify as Performance Goals the corporate, division, and/or individual performance goals which must be satisfied in order for the Key Employee to be entitled to payment to such Performance Units. Performance Goals may be based on achieving a certain level of total revenue, earnings, earnings per share or return on equity of MIM and its Subsidiaries and Affiliates, or on the extent of changes in such criteria. Different Performance Goals may be established for different awards of Performance Units, and a Key Employee may be granted more than one award of Performance Units at the same time.

         10.4 Performance Period. The Committee (acting in its sole discretion) shall determine the Performance Period, which shall be the period of time during which the Performance Goals must be satisfied in order for the Key Employee to be entitled to payment of Performance Units granted to such Key Employee. Different Performance Periods may be established for different Performance Units. Performance Periods may run consecutively or concurrently.

         10.5 Payment for Performance Units. As soon as practicable following the end of a Performance Period, the Committee shall determine whether the Performance Goals for the Performance Period have been achieved. As soon as reasonably practicable after such determination, or at such later date or in such installments as the Committee shall determine at the time of grant, MIM shall pay to the Key Employee an amount in cash equal to the Ending Value of each Performance Unit as to which the

Performance Goals have been satisfied; provided, however, that in no event shall a Key Employee receive an amount in excess of $1,000,000 in respect of Performance Units for any given year.

                                    ss. 11.

                               NON-TRANSFERABILITY

         No Option, Stock Grant, Stock Appreciation Right, or Performance Unit shall (absent the Committee's consent) be transferable by a Key Employee other than by will or by the laws of descent and distribution, and any Option or Stock Appreciation Right shall (absent the Committee's consent) be exercisable during a Key Employee's lifetime only by the Key Employee. The person or persons to whom an Option, Stock Grant, Stock Appreciation Right or Performance Unit is transferred by will or by the laws of descent and distribution (or with the Committee's consent) thereafter shall be treated as the Key Employee.

                                    ss. 12.

                             SECURITIES REGISTRATION

         As a condition to the receipt of shares of Stock under this Plan, the Key Employee shall, if so requested by MIM, agree to hold such shares of Stock for investment and not with a view of resale or distribution to the public and, if so requested by MIM, shall deliver to MIM a written statement satisfactory to MIM to that effect. Furthermore, if so requested by MIM, the Key Employee shall make a written representation to MIM that he or she will not sell or offer for sale any of such Stock unless a registration statement shall be in effect with respect to such Stock under the 1933 Act and any applicable state securities law or he or she shall have furnished to MIM an opinion in form and substance satisfactory to MIM of legal counsel satisfactory to MIM that such registration is not required. Certificates representing the Stock transferred upon the exercise of an Option or Stock Appreciation Right or upon the lapse of the forfeiture conditions, if any, on any Stock Grant may at the discretion of MIM bear a legend to the effect that such Stock has not been registered under the 1933 Act or any applicable state securities law and that such Stock cannot be sold or offered for sale in the absence of an effective registration statement as to such Stock under the 1933 Act and any applicable state securities law or an opinion in form and substance satisfactory to MIM of legal counsel satisfactory to MIM that such registration is not required.

                                    ss. 13.

                                  LIFE OF PLAN

         No Option, Stock Appreciation Right or Performance Unit shall be granted or Stock Grant made under this Plan on or after the earlier of

          (1) the tenth anniversary of the effective date of this Plan (as determined under ss. 4), in which event this Plan otherwise thereafter shall continue in effect until all outstanding Options and Stock Appreciation Rights have been exercised in full or no longer are exercisable, all Stock issued under any Stock Grants under this Plan have been forfeited or have become non-forfeitable, and all Performance Periods have ended, or

          (2) the date on which all of the Stock reserved underss. 3 has (as a result of the exercise of Options or Stock Appreciation Rights granted under this Plan or the satisfaction of the forfeiture conditions, if any, on Stock Grants) been issued or no longer is available for use under this Plan, in which event this Plan also shall terminate on such date.

                                    ss. 14.

                                   ADJUSTMENT

         14.1 Capital Structure. The number, kind or class (or any combination thereof) of shares of Stock reserved under ss. 3, the annual grant caps described in ss. 6, the number, kind or class (or any combination thereof) of shares of Stock subject to Options or Stock Appreciation Rights granted under this Plan and the Option Price of such Options and the SAR Value of such Stock Appreciation Rights as well as the number, kind or class (or any combination thereof) of shares of Stock subject to

Stock Grants granted under this Plan shall be adjusted by the Committee in an equitable manner to reflect any change in the capitalization of MIM, including, but not limited to, such changes as stock dividends or stock splits.

         14.2 Mergers. The Committee as part of any corporate transaction described in ss. 424(a) of the Code shall have the right to adjust (in any manner which the Committee in its discretion deems consistent with ss. 424(a) of the Code) the number, kind or class (or any combination thereof) of shares of Stock reserved under ss. 3 and the annual grant caps described in ss. 6. Furthermore, the Committee as part of any corporate transaction described in ss. 424(a) of the Code shall have the right to adjust (in any manner which the Committee in its discretion deems consistent with ss. 424(a) of the Code) the number, kind or class (or any combination thereof) of shares of Stock subject to any outstanding Stock Grants under this Plan and any related grant conditions and forfeiture conditions, and the number, kind or class (or any combination thereof) of shares subject to Option and Stock Appreciation Right grants previously made under this Plan and the related Option Price and SAR Value for each such Option and Stock Appreciation Right, and, further, shall have the right (in any manner which the Committee in its discretion deems consistent with ss. 424(a) of the Code and without regard to the annual grant caps described in ss. 6 of this Plan) to make any Stock Grants and Option and Stock Appreciation Right grants to effect the assumption of, or the substitution for, stock grants and option and stock appreciation right grants previously made by any other corporation to the extent that such corporate transaction calls for such substitution or assumption of such stock grants and stock option and stock appreciation right grants.

         14.3 Fractional Shares. If any adjustment under this ss. 14 would create a fractional share of Stock or a right to acquire a fractional share of Stock, such fractional share shall be disregarded and the number of shares of Stock reserved under this Plan and the number subject to any Options or Stock Appreciation Right grants and Stock Grants shall be the next lower number of shares of Stock, rounding all fractions downward. An adjustment made under this ss. 14 by the Committee shall be conclusive and binding on all affected persons.

                                    ss. 15.

                                CHANGE IN CONTROL

         If there is a Change in Control of MIM on any date, then any and all conditions to the exercise of all outstanding Options and Stock Appreciation Rights on such date and any and all outstanding issuance and forfeiture conditions on any Stock Grants and Performance Units on such date automatically shall be deemed satisfied in full on such date, and the Board shall have the right (to the extent expressly required as part of such transaction) to cancel such Options, Stock Appreciation Rights, Stock Grants and Performance Units after providing each Key Employee a reasonable period (which period shall not be less than 30 days) to exercise his or her Options and Stock Appreciation Rights and to take such other action as necessary or appropriate to receive the Stock subject to any Stock Grants or the cash subject to any Performance Units.

                                    ss. 16.

                            AMENDMENT OR TERMINATION

         This Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate; provided, however, (1) no amendment shall be made absent the approval of the shareholders of MIM to the extent such approval is required under applicable law and (2) no amendment shall be made to ss. 15 on or after any date described in ss. 15 which might adversely affect any rights which otherwise vest on such date. The Board also may suspend granting Options, Stock Appreciation Rights or Performance Units or making Stock Grants under this Plan at any time and may terminate this Plan at any time; provided, however, the Board shall not have the right unilaterally to modify, amend or cancel any Option, Stock Appreciation Right or Performance Unit granted or Stock Grant made before such suspension or termination unless (x) the Key Employee consents in writing to such modification, amendment or cancellation or
(y) there is a dissolution or liquidation of MIM or a transaction described in ss. 14 or ss. 15.

                                    ss. 17.

                                  MISCELLANEOUS

         17.1 Shareholder Rights. No Key Employee shall have any rights as a shareholder of MIM as a result of the grant of an Option or a Stock Appreciation Right pending the actual delivery of the Stock subject to such Option or Stock Appreciation Right to such Key Employee. Subject to ss. 9.3, a Key Employee's rights as a shareholder in the shares of Stock underlying a Stock Grant which is effective shall be set forth in the related Stock Grant Certificate.

         17.2 No Contract of Employment. The grant of an Option, a Stock Appreciation Right or a Performance Unit or a Stock Grant to a Key Employee under this Plan shall not constitute a contract of employment and shall not confer on a Key Employee any rights upon his or her termination of employment in addition to those rights, if any, expressly set forth in the related Option Certificate, Stock Appreciation Right Certificate, Stock Grant Certificate, or Performance Unit agreement.

         17.3 Withholding. Each Option, Stock Appreciation Right, Performance Unit and Stock Grant, shall be made subject to the condition that the Key
Employee consents to whatever action the Committee directs to satisfy the minimum statutory federal and state tax withholding requirements, if any, which MIM determines are applicable to the exercise of such Option or Stock Appreciation Right, the satisfaction of any forfeiture conditions with respect to Stock subject to a Stock Grant issued in the name of the Key Employee, or to the payment for the Performance Units. The Committee also shall have the right to provide in an Option Certificate, Stock Appreciation Right Certificate, Stock Grant Certificate, or Performance Unit agreement that a Key Employee may elect to satisfy such minimum statutory federal and state tax withholding requirements through a reduction in the cash or the number of shares of Stock actually transferred to him or to her under this Plan. No withholding shall be effected under this Plan which exceeds the minimum statutory federal and state withholding requirements.

         17.4 Construction. All references to sections (ss.) are to sections (ss.) of this Plan unless otherwise indicated. This Plan shall be construed under the laws of the State of Delaware. Finally, each term set forth in ss. 2 shall have the meaning set forth opposite such term for purposes of this Plan and, for purposes of such definitions, the singular shall include the plural and the plural shall include the singular.

         17.5 Other Conditions. Each Option Certificate, Stock Appreciation Right Certificate or Stock Grant Certificate may require that a Key Employee (as a condition to the exercise of an Option or a Stock Appreciation Right or the issuance of Stock subject to a Stock Grant) enter into any agreement or make such representations prepared by MIM, including (without limitation) any agreement which restricts the transfer of Stock acquired pursuant to the exercise of an Option or a Stock Appreciation Right or a Stock Grant or provides for the repurchase of such Stock by MIM.

         17.6 Rule 16b-3. The Committee shall have the right to amend any Option, Stock Grant or Stock Appreciation Right to withhold or otherwise restrict the transfer of any Stock or cash under this Plan to a Key Employee as the Committee deems appropriate in order to satisfy any condition or requirement under Rule 16b-3 to the extent Rule 16 of the 1934 Act might be applicable to such grant or transfer.

         17.7 Loans. If approved by the Committee, MIM may lend money to, or guarantee loans made by a third party to, any Key Employee to finance all or a part of the exercise of any Option granted under this Plan or the purchase of any Stock subject to a Stock Grant under this Plan, and the exercise of an Option or the purchase of any such Stock with the proceeds of any such loan shall be treated as an exercise or purchase for cash under this Plan.

         IN WITNESS WHEREOF, MIM Corporation has caused its duly authorized officer to execute this Plan to evidence its adoption of this Plan.

                                                     MIM CORPORATION
                                                     By: /s/ Richard H. Friedman
                                                     Date: 5/25/01